                                                                    Exhibit 4.3



                                                         Restated to Incorporate
                                        Amendments Adopted Through December 1997



                                  COAL COMPANY

                     SALARY DEFERRAL AND PROFIT SHARING PLAN





                             As Amended and Restated
                            Effective January 1, 1994

                             TABLE OF CONTENTS
                               -----------------


Section                                                                  Page
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INTRODUCTION

ARTICLE I   DEFINITIONS

    1.01.   Account.....................................................    I-1
    1.02.   Actual Deferral Percentage or ADP...........................    I-1
    1.03.   Affiliate...................................................    I-1
    1.04.   Alternate Payee.............................................    I-2
    1.05.   Annuity Starting Date.......................................    I-2
    1.06.   Beneficiary.................................................    I-2
    1.07.   Board.......................................................    I-2
    1.08.   Code........................................................    I-2
    1.09.   Committee...................................................    I-2
    1.10.   Company.....................................................    I-2
    1.11.   Compensation................................................    I-2
    1.12.   Contribution Percentage.....................................    I-3
    1.13.   Deemed Employee.............................................    I-4
    1.14.   Disability..................................................    I-4
    1.15.   Effective Date..............................................    I-5
    1.16.   Elective Deferral Account...................................    I-5
    1.17.   Elective Deferral Contribution..............................    I-5
    1.18.   Employee....................................................    I-5
    1.19.   Employer....................................................    I-6
    1.20.   Entry Date..................................................    I-6
    1.21.   ERISA.......................................................    I-6
    1.22.   Excess Aggregate Contribution...............................    I-6
    1.23.   Excess Contribution.........................................    I-7
    1.24.   Excess Deferral.............................................    I-7
    1.25.   Family Member...............................................    I-7
    1.26.   Fiduciary...................................................    I-8
    1.27.   Highly Compensated Employee or HCE..........................    I-8
    1.28.   Hour of Service.............................................   I-11


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    1.29.   Information Date............................................   I-11
    1.31.   Investment Fund.............................................   I-11
    1.32.   Investment Manager..........................................   I-11
    1.33.   Matching Account............................................   I-11
    1.34.   Matching Contribution.......................................   I-11
    1.35.   Military Leave..............................................   I-11
    1.36.   Named Fiduciary.............................................   I-12
    1.37.   Named Fiduciary's Designee..................................   I-12
    1.38.   Normal Retirement Date......................................   I-12
    1.39.   Participant.................................................   I-12
    1.40.   Plan........................................................   I-12
    1.41.   Plan Administrator..........................................   I-12
    1.42.   Plan Year...................................................   I-12
    1.43.   Qualified Domestic Relations Order..........................   I-12
    1.44.   Qualified Matching Contribution.............................   I-13
    1.45.   Qualified Non-Elective Contribution.........................   I-13
    1.46.   Qualified Plan or Qualified Trust...........................   I-13
    1.47.   Related Entity..............................................   I-13
    1.48.   Restricted 401(k) Employee..................................   I-14
    1.49.   Restricted 401(m) Employee..................................   I-14
    1.50.   Spouse or Surviving Spouse..................................   I-14
    1.51.   Transfer Account............................................   I-14
    1.52.   Transfer Contribution.......................................   I-14
    1.53.   Transferred Employee........................................   I-14
    1.54.   Trust Agreement.............................................   I-15
    1.55.   Trust Fund..................................................   I-15
    1.56.   Trustee.....................................................   I-15
    1.57.   Uniformed Service
    1.58.   Unrestricted 401(k) Employee................................   I-15
    1.59.   Unrestricted 401(m) Employee................................   I-15
    1.60.   USERRA......................................................   I-15
    1.61.   Valuation Date..............................................   I-16
    1.62.   Year of Service.............................................   I-16

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ARTICLE II  PARTICIPATION

    2.01.   Initial Eligibility to Participate..........................   II-1
    2.02.   Participation of Reemployed Individuals.....................   II-1
    2.03.   Notification and Application to Participate.................   II-1
    2.04.   Change in Status............................................   II-2
    2.05.   Cessation of Participation..................................   II-2
    2.06.   Reemployment Following Military Leave.......................   II-2

ARTICLE III CONTRIBUTIONS

    3.01.   Elective Deferral Contributions.............................  III-1
    3.02.   Matching Contributions......................................  III-1
    3.03.   Qualified Non-Elective and Qualified Matching Contributions.  III-2
    3.04.   Elective Deferral Contribution Limitations..................  III-2
    3.05.   Matching Contribution Limitations...........................  III-5
    3.06.   General Provisions on Elective Deferral Contributions.......  III-6
    3.07.   General Provisions on Employer Contributions................  III-7
    3.08.   USERRA Contributions........................................  III-8

ARTICLE IV  ALLOCATIONS

    4.01.   Participants' Accounts......................................   IV-1
    4.02.   Allocation of Employer Contributions........................   IV-1
    4.04.   Funding Policy..............................................   IV-2
    4.05.   Allocation of Trust Income and Gains and Losses.............   IV-3
    4.06.   Excess Deferrals............................................   IV-3
    4.07.   Excess Contributions........................................   IV-4
    4.08.   Excess Aggregate Contributions..............................   IV-5


                                     -iii-
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ARTICLE V   VESTING

ARTICLE VI  DISTRIBUTIONS

    6.01.   Retirement Distributions....................................   VI-1
    6.02.   Termination of Employment Distributions.....................   VI-2
    6.03.   Consent to Distribution.....................................   VI-2
    6.04.   Optional Forms of Benefit...................................   VI-3
    6.05.   Commutation of Benefits.....................................   VI-4
    6.06.   Commencement of Benefits....................................   VI-4
    6.07.   Special Distribution Provisions.............................   VI-5
    6.08.   Limitations on Distributions of Elective Deferral
                Contributions...........................................   VI-6
    6.09.   Withdrawals.................................................   VI-7
    6.10.   Hardship Distributions......................................   VI-7
    6.11.   Qualified Domestic Relations Order Payments.................   VI-9
    6.12.   Loans to Participants.......................................  VI-11
    6.13.   Direct Rollovers............................................  VI-14

ARTICLE VII DEATH BENEFITS

    7.01.   General.....................................................  VII-1
    7.02.   Death Distributions.........................................  VII-1
    7.03.   Designation of Beneficiary..................................  VII-1

ARTICLE VIII PLAN FUNDING

    8.01.   Trust Agreement............................................. VIII-1
    8.02.   Participant Directed Investments............................ VIII-1
    8.03.   Investment of Income........................................ VIII-2

                                      -iv-
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ARTICLE IX  APPOINTMENTS AND ALLOCATION OF FIDUCIARY RESPONSIBILITY

    9.01.   Named Fiduciary.............................................   IX-1
    9.02.   Allocation of Responsibility................................   IX-1
    9.03.   Plan Administrator..........................................   IX-1
    9.04.   Benefits Committee..........................................   IX-2
    9.05.   Trustee.....................................................   IX-2
    9.06.   Investment..................................................   IX-3
    9.07.   Errors and Omissions........................................   IX-3
    9.08.   Fiduciary Discretion........................................   IX-4
    9.09.   Limitation of Liability.....................................   IX-4

ARTICLE X   PLAN ADMINISTRATION

   10.01.   General.....................................................    X-1
   10.02.   Duties of Plan Administrator................................    X-1
   10.03.   Disclosure..................................................    X-1
   10.04.   Annual Accountings..........................................    X-2
   10.05.   Expenses and Compensation...................................    X-2
   10.06.   Directions to Trustee.......................................    X-3
   10.07.   Recapture of Payments.......................................    X-3
   10.08.   Claims Procedure............................................    X-3
   10.09.   Benefits Committee..........................................    X-5
   10.10.   Investment Committee........................................    X-6
   10.11.   Asset Transfers.............................................    X-7

ARTICLE XI  AMENDMENT AND TERMINATION OF THE PLAN

   11.01.   Amendment of the Plan.......................................   XI-1
   11.02.   Termination of the Plan.....................................   XI-1
   11.03.   No Reversion to Employer....................................   XI-2
   11.04.   Merger, Consolidation and Transfer of Assets or Liabilities.   XI-2

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ARTICLE XII GENERAL PROVISIONS

   12.01.   Qualification...............................................  XII-1
   12.02.   No Guarantees...............................................  XII-1
   12.03.   Limits on Assignment........................................  XII-2
   12.04.   Discharge of Liability......................................  XII-2
   12.05.   Unclaimed Benefits..........................................  XII-2
   12.06.   Construction................................................  XII-2
   12.07.   Misstatement of Fact........................................  XII-3
   12.08.   Adoption by Affiliate.......................................  XII-3

SIGNATURE PAGE

APPENDIX A     BENEFIT LIMITATIONS AND TOP-HEAVY RULES

EXHIBIT I      ADOPTING EMPLOYERS

EXHIBIT II     INVESTMENT OPTIONS

                                 INTRODUCTION
                                 ------------


          The Salary Deferral and Profit Sharing Plan of A. T. Massey Coal Company, Inc. was adopted effective January 1, 1985. On May 1, 1989, the following plans were merged into this Plan and the resulting plan was renamed the Coal Company Salary Deferral and Profit Sharing Plan (the Plan):

           Salary Deferral and Profit Sharing Plan of Elk Run Coal Company, Inc.

           Salary Deferral and Profit Sharing Plan of Martin County Coal Corporation

           Salary Deferral and Profit Sharing Plan of Massey Coal Export Company

           Salary Deferral and Profit Sharing Plan of Massey Coal Sales Company, Inc.

           Salary Deferral and Profit Sharing Plan of Massey Coal Services Company, Inc.

           Salary Deferral and Profit Sharing Plan of Peerless Eagle Coal
           Company

           Salary Deferral and Profit Sharing Plan of Pennsylvania Mine Services, Inc.

           Salary Deferral and Profit Sharing Plan of Rawl Sales & Processing Company

           Salary Deferral and Profit Sharing Plan of Tennessee Consolidated Coal Company

           Salary Deferral and Profit Sharing Plan of Virginia Crews Coal
           Company

           Salary Deferral and Profit Sharing Plan of Wyomac Coal Company, Inc.

          Except as otherwise specifically provided, effective January 1, 1994, the Plan is amended and restated in its entirety to conform to the provisions of



                                 INTRODUCTION-1
the Tax Reform Act of 1986 and subsequent statutory and regulatory changes. The Plan is further amended to effect changes enacted by the Uniformed Services Employment and Reemployment Rights Act of 1994 and the Small Business Job Protection Act of 1996.

          The intent and purpose of the Company in maintaining the Plan is to provide a tax-qualified plan for the benefit of its employees (and the eligible employees of its affiliates who may adopt the Plan), under which its contributions are deductible currently from its federal-tax income. The Company intends that the Plan be a discretionary contribution plan. The Company intends fully to comply with statutes and regulations governing wages, compensation, and fringe employment benefits, especially sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. All questions arising in the construction and administration of the Plan must be resolved accordingly.


                                 INTRODUCTION-2

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------


1.01. Account means an actual account or bookkeeping record reflecting a Participant's interest in the assets or value of the Trust Fund. A Participant may have several Accounts. When the term Account is used without modification, it means the sum of all of a Participant's Plan Accounts. Amounts credited to a Participant's Account (other than a specially segregated account) do not give a Participant a right to or claim on any asset of the Plan.

SEE ALSO Elective Deferral Account, Matching Account, and Transfer Account.

1.02. Actual Deferral Percentage or ADP, for purposes of measuring compliance with Code section 401(k), for a specified group of Employees for a Plan Year, means the average of the ratios (calculated separately for each Employee in the group) of

          (a) the amount of Employer contributions made on behalf of the Employee for the Plan Year, to

          (b) the Employee's compensation (as defined in Code section 414(s)) for the period he was a Participant in the Plan for that Plan Year.

For purposes of this definition, Employer contributions shall include (i) Elective Deferral Contributions, including Excess Deferrals of Highly Compensated Employees, but excluding Excess Deferrals of non-Highly Compensated Employees and Elective Deferral Contributions taken into account under the Contribution Percentage test described in Plan section 3.05, provided that the ADP test described in Plan section 3.04 is satisfied both with and without the exclusion of these Elective Deferral Contributions and (ii) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions. The Actual Deferral Percentage of an Employee who is eligible to but does not make an Elective Deferral Contribution and who does not receive an allocation of a Qualified Non-Elective Contribution and a Qualified Matching Contribution is zero.

1.03.     Affiliate means

          (a) a member of a controlled group of corporations as defined in Code section 1563(a), determined without regard to Code section 1563(a)(4) and 1563(e)(3)(C), of which an Employer is a member according to Code section 414(b);

          (b) an unincorporated trade or business that is under common control with an Employer as determined according to Code section 414(c);

          (c) a member of an affiliated service group of which an Employer is a member according to Code section 414(m); or

          (d) any entity required to be aggregated according to Code section 414(o).

1.04. Alternate Payee means a Participant's Spouse, former Spouse, child, or other dependent who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the Participant.

1.05. Annuity Starting Date means the first day on which all events occur that entitle a Participant to a benefit. A Participant's Annuity Starting Date is determined subject to the procedures set forth in Plan section 6.03.

1.06. Beneficiary means the individual or legal entity designated by a Participant under Plan section 7.03 to receive any benefits which may be payable under this Plan upon or after his death. A married Participant's Beneficiary is the Participant's Spouse unless the Spouse has consented to the Participant's designation of a different Beneficiary.

          Despite the preceding, to the extent provided in a Qualified Domestic Relations Order, Beneficiary means the Alternate Payee named in such Qualified Domestic Relations Order.

1.07. Board means the Board of Directors of A. T. Massey Coal Company, Inc.

1.08. Code means the provisions of the Internal Revenue Code of 1986, as amended, as may be in effect from time to time. Any reference to a specific provision of the Code shall mean both that provision and any subsequent legislation that modifies, amends, recodifies, or replaces that provision.

1.09.     Committee means any Committee provided for in Plan article IX.

1.10.     Company means A. T. Massey Coal Company, Inc.

1.11. Compensation means an Employee's total compensation received from an Employer for personal services actually rendered and which is includable as gross income for federal income tax purposes. Compensation includes salary, hourly pay, overtime, semi-annual pay adjustments and bonuses but does not include severance benefits, reimbursements for expenses and designated travel allowances and any contributions by an Employer or an Affiliate to this or any other employee benefit program (other than contributions pursuant to a salary reduction agreement). Compensation is determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

          For an individual who is a Deemed Employee, Compensation includes total pay (as determined using the elements of Compensation listed in the paragraph above) received for a Plan Year, from an Related Entity that is not an Employer, on account of services for that Related Entity.

          For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Plan section, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year.

          Compensation shall include any amount that is contributed by an Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code section 125, 402(e)(3), 402(h) or 403(b).

          For Plan Years beginning after December 31, 1988, the Compensation for an Employee taken into account under the Plan for any year must not exceed the statutory limits of Code section 401(a)(17) for such year. For Plan Years beginning after December 31, 1988 and before January 1, 1994, the limit is $200,000 as adjusted. For Plan Years beginning on or after January 1, 1994, the limit is $150,000 as adjusted.

          For Plan Years commencing prior to January 1, 1997, in determining Compensation for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except that in applying such rules the term "family" shall include only the spouse of an Employee and any lineal descendants of an Employee who have not attained age 19 before the end of the Plan Year. If, as a result of the application of such rules, the adjusted Code section 401(a)(17) limitation is exceeded, then the limitation shall be prorated among affected individuals in proportion to each such individual's Compensation as determined prior to the application of this limitation.

1.12. Contribution Percentage, for purposes of measuring compliance with Code section 401(m), for a specified group of Employees for a Plan Year beginning after December 31, 1986, means the average of the ratios (calculated separately for each Employee in the group) of

          (a) the Matching Contributions and Qualified Matching Contributions to the extent not taken into account for purposes of the ADP test allocated to the Account of each such Employee for the Plan Year to

          (b) the Employee's compensation (as defined in Code section 414(s)) for the Plan Year.

Such Contribution Percentage shall not include forfeitures of Matching Contributions attributable to Excess Aggregate Contributions and forfeited pursuant to Plan section 4.08. Such forfeitures shall be taken into account in the Plan Year in which they are allocated to the Participant's Account.

Elective Deferral Contributions and Qualified Non-Elective Contributions, to the extent not taken into account in the Actual Deferral Percentage test under Plan section 3.04, may be included in a Participant's Contribution Percentage.

1.13. Deemed Employee means a Participant whose employment relationship has been transferred from an Employer to a Related Entity that is not an Employer and who has been designated as being deemed to continue his employer-employee relationship for purposes of this Plan. The Named Fiduciary's Designee shall identify Deemed Employees and deliver to the Plan Administrator a designation to that effect. Unless otherwise provided, that designation is effective (for each individual named) as of the date on which the individual would not have been an Employee absent that designation. Such designation remains in effect until the earlier of

          (a) the effective date of a notice to the contrary delivered by the Named Fiduciary's Designee to the Plan Administrator, or

          (b) the date on which that Participant would not be described in this Plan's definition of Employee for any reason other than the fact that the Related Entity that is his employer is not an Employer under the Plan.

1.14. Disability means a condition rendering a Participant unable to engage in any substantial gainful activity for which he is reasonably suited by education or experience by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long continued and indefinite duration. A Participant's status as Disabled shall be determined by the Plan Administrator in its sole discretion, after consideration of such evidence as it may require. A determination that an individual is disabled for purposes of Social Security disability benefits is not determinative in questions of whether that individual suffers from a Disability for purposes of this Plan.

1.15. Effective Date means January 1, 1985. The Effective Date of the amended and restated Plan is January 1, 1994.

1.16. Elective Deferral Account means that portion of a Participant's Account to which his Elective Deferral Contributions are allocated.

1.17. Elective Deferral Contribution means contributions made to the Plan during the Plan Year by an Employer, at the election of the Participant in lieu of cash Compensation and pursuant to a salary reduction election or other deferral mechanism. Elective Deferral Contributions also include contributions made to the Plan, at the election of the Participant, in lieu of an irregular cash bonus and pursuant to a bonus reduction election. Elective Deferral Contributions shall not include any deferrals properly distributed as Excess Annual Additions.

1.18. Employee means an individual who renders personal services to or is compensated directly by an employer; provided, however, that:

          (a) Except for purposes of performing any tests for determining the Plan's compliance with the Code's nondiscrimination requirements and determining those individuals who are either Highly Compensated individuals or Family Members, Employee also refers to a Deemed Employee employed by an Related Entity that is not an Employer.

          (b) Employee does not include individuals who are members of a collective bargaining unit that negotiated separately to obtain other benefits unless, for purposes of compliance with the Labor Management Relations Act, inclusion under this Plan is permitted, subject to a collective bargaining agreement in existence or entered into in the future as a result of good-faith bargaining between the employee representatives and the Company, wherein the employee representatives elect coverage under the Plan and the Company consents.

          (c) Employee does not include leased employees. The term "leased employee" means any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other entity ("leasing organization") has performed services for the Employer (or for the Employer and another member of the Controlled Group or related persons, determined in accordance with Code section 414(n)(6), on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Employer. Effective for Plan Years beginning on and after January 1, 1997, the phrase "of a type historically performed by Employees in the business field of the Employer" at the end of the preceding sentence is replaced by the phrase "under the primary direction or control of the Employer." Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

          (d) Employee does not include an individual designated by the Employer as a student intern, project employee, or independent contractor (regardless of whether such classification is determined to be correct as a matter of law).

1.19. Employer means A. T. Massey Coal Company, Inc. and any Affiliate, individually or collectively, as applicable, that adopts the Plan; any successor by merger, purchase, or otherwise that maintains this Plan in accordance with any requirements set forth therein; or any predecessor that has maintained the Plan or a predecessor plan that covered substantially the same employees and provided the same benefits or was merged or consolidated with this Plan. All current Employers are listed in Exhibit I.

          For purposes of Plan article III and determining employer contribution obligations under the Plan, Employer also refers to the Related Entity that actually employs a Deemed Employee for the period during which that Deemed Employee both is employed by that Related Entity and is a Deemed Employee, even though that Related Entity has not adopted the Plan for its employees. The Related Entity is responsible, therefore, for making any contributions to the Plan on behalf of that Deemed Employee for the period described in the previous sentence.

1.20. Entry Date, effective January 1, 1994, means the first day of each calendar quarter. Prior to January 1, 1994, Entry Date meant the first day of the Plan Year and the first day of the seventh month of the Plan Year.

1.21. ERISA means the Employee Retirement Income Security Act of 1974, as amended as of the relevant time. Any reference to a specific provision of ERISA shall mean both that provision and any subsequent legislation that modifies, amends, recodifies, or replaces that provision.

1.22. Excess Aggregate Contribution for any Plan Year beginning after December 31, 1986, means the excess of the aggregate amount of the Matching Contributions (and any Elective Deferral Contributions and Qualified Non-Elective Contributions taken into account in computing the Contribution Percentage) actually made on behalf of Highly Compensated Employees for that Plan Year over the maximum amount of such contributions permitted under the limitations described in Plan section 3.05 (determined by reducing Matching Contributions made on behalf of Highly Compensated Employees beginning with the highest of such Matching Contributions). Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

1.23. Excess Contribution means, with respect to a Plan Year, the excess of the aggregate amount of Elective Deferral Contributions and Qualified Non-Elective Contributions actually paid to the Trust on behalf of the Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the limitations described in Plan section 3.04 (determined by reducing Elective Deferral Contributions made on behalf of Highly Compensated Employees beginning with the highest of such Elective Deferral Contributions).

1.24. Excess Deferral means an elective deferral for a taxable year beginning after December 31, 1986, to the extent such elective deferral exceeds $7,000 (or such dollar amount as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable under Code section 415(d)) in any taxable year. With respect to any taxable year, a Participant's "elective deferrals" are the sum of all contributions made by an employer on behalf of such Participant pursuant to:

          (a) any election to defer under any qualified cash or deferred arrangement as described in Code section 401(k);

          (b) any simplified employee pension cash or deferred arrangement as described in Code section 402(h)(1)(B) or, effective January 1, 1997, a savings incentive match plan for employees of small employers as described in Code section 408(p)(2);

          (c) any eligible deferred compensation under Code section 457;

          (d) any plan described under Code section 501(c)(18); and

          (e) any contribution made by an employer on behalf of a Participant for the purchase of an annuity contract under Code section 403(b) pursuant to a salary reduction election.

1.25. Family Member, for Plan Years beginning after December 31, 1986, and before January 1, 1997, means a member of the family of a five-percent owner or a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest Earnings from an Affiliate during the Plan Year or the preceding Plan Year. For purposes of this Plan section, the term "family" means, with respect to any Employee or former Employee, such Employee's spouse and lineal ascendants or descendants and the spouse of such lineal ascendants or descendants. Except as otherwise specified in regulations, a Family Member is not considered to be an Employee separate from the Employee whose status under this Plan causes the individual to be a Family Member. For purposes of this definition, Earnings is defined in Appendix A section 1.07.

1.26.     Fiduciary means a person or entity as defined in ERISA section 3(21).

1.27. Highly Compensated Employee or HCE, for Plan Years beginning after December 31, 1986, and before January 1, 1997, refers to those employees who are determined to be Highly Compensated under the method set forth in subsection (a) or (b) below. The Named Fiduciary's Designee has the discretion to elect the method for making such determination in any Plan Year and may change the method for any Plan Year.

          (a) an employee who, during the current or immediately preceding Plan Year,

              (1) was at any time a five-percent owner;

              (2) received Earnings from an Affiliate in excess of $75,000 (or such higher dollar limit as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to the limitations under Code section 415(d)) during that Plan Year;

              (3) received Earnings from an Affiliate in excess of $50,000 (or such higher dollar limit as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to the limitations under Code section 415(d)) during that Plan Year and was in the top 20 percent of the Employees in Earnings during that Plan Year; or

              (4) was at any time an officer of an Affiliate and received during that Plan Year Earnings that exceeded 50 percent of the dollar amount in effect under Code section 415(b)(1)(A).

For purposes of this Plan section, at least one officer of an Affiliate must be treated as a Highly Compensated Employee, regardless of Earnings. If at least three officers meet the Earnings figure, no more than 10 percent of the Employees may be treated as such an officer. In no event may the Plan treat more than 50 Employees as such officers. For purposes of this Plan section,

Earnings will be determined without regard to Code sections 125, 402(a)(8), 402(h)(1)(B), and in the case of employer contributions made pursuant to a salary reduction election, without regard to Code section 403(b). The determinations made under this Plan section must be made in conformity with the rules in Code section 414(q) and the related Treasury regulations. According to Code section 414(q)(6)(A)(ii) and for purposes of applying the limitations under this Plan, any Earnings paid to a Family Member (and any applicable contribution or benefits on behalf of such individual) must be treated as if it were paid to (or on behalf of) the relevant Highly Compensated Employee for that Plan Year. If an Employee is not described in (2), (3) or (4) for the preceding year, he shall not be treated as described in (2), (3) or (4) for the current year unless he is a member of the group consisting of the 100 Employees of the Company and its Affiliates paid the greatest Earnings during the current year.

          (b) An employee who, during the current Plan Year only, met any of the criteria of paragraphs (1) through (4) of subsection (a) above. Determination of Highly Compensated Employees under this subsection may be made, at the discretion of the Named Fiduciary's Designee, on the basis of:

              (1) All "Employees" of the Company and its Affiliates for the Plan Year being tested; or

              (2) All Employees of the Company and its Affiliates as of a "Snapshot Day." For purposes of identifying Highly Compensated Employees for the ADP or Contribution Percentage Tests, the Administrator must, in addition to those employees who are HCEs on the Snapshot Day, treat as a Highly Compensated Employee any Employee for the Plan Year who:

                   (A) Terminated employment prior to the Snapshot Day and was a Highly Compensated Employee in the prior year;

                   (B) Terminated employment prior to the Snapshot Day and (i)
                was a five-percent owner; (ii) has Earnings for the Plan Year greater than or equal to the projected Earnings of any Employee who is treated as a Highly Compensated Employee on the snapshot day (except for Employees who are HCEs solely because they are officers or five-percent owners) or (iii) was an officer and had Earnings greater than or equal to the projected Earnings of any other officer who is treated as an HCE solely because he is an officer; or

                   (C) Becomes employed subsequent to the snapshot day and (i)
                is a five-percent owner, (ii) has Earnings for the Plan Year greater than or equal to the projected Earnings of an Employee who is treated as an HCE on the snapshot day (except for Employees who are HCEs solely because they are officers or five-percent owners) or (iii) is an officer and has Earnings greater than or equal to the projected Earnings of any other officer who is treated as an HCE solely because he is an officer.

              (3) The following definitions apply solely for purposes of this subsection (b):

                   (A) "Snapshot Day" refers to a single day during the Plan
                Year that is reasonably representative of the work force of the Company and its Affiliates. The Snapshot Day must be consistent from Plan Year to Plan Year.

                   (B) "Employee" refers to an individual who renders personal services to or through the Company or its Affiliates and who is subject to the control of the Company or its Affiliates.

          (c) Notwithstanding the foregoing, effective for Plan Years beginning on and after December 31, 1996, Highly Compensated Employee means:

              (1) an employee of the Company or any Affiliate who was at any time during the Plan Year or the preceding Plan Year a five percent owner (as defined in Code section 416(i)(1)); or

              (2) an employee of the Company or any Affiliate who received Earnings (as modified by Code section 414(q)(4)(B)) of $80,000 (as adjusted from time to time to reflect changes in the cost of living in accordance with the Code and applicable regulations) for the preceding Plan Year and, at the discretion of the Plan Administrator, was during such preceding Plan Year among the top 20 percent of all employees of the Company and any Affiliates in such Earnings.

          For purposes of this definition, Earnings is defined in Appendix A, section 1.07.

1.28. Hour of Service means each hour for which an individual is paid or is entitled to payment for the performance of duties for an Employer or an Affiliate during the applicable computation period.

1.29. Information Date means the date that the Participant receives the information required by Plan section 6.03.

1.30.     Investment Committee means the Committee provided for in Plan section
9.06.

1.31. Investment Fund means the investment vehicles listed in Exhibit II into which a Participant may direct the investment of his Account pursuant to Plan section 8.02.

1.32. Investment Manager means a person or entity, other than the Trustee or a Named Fiduciary, that is appointed by the Investment Committee, that has the power to acquire and dispose of Plan assets and that is either:

          (a) an investment advisor registered under the Investment Advisors Act of 1940;

          (b) a bank as defined in the Investment Advisors Act of 1940; or

          (c) an insurance company qualified to manage assets of retirement plans or perform similar functions under the laws of more than one state;

and that acknowledges in writing that it is a Fiduciary with respect to the Plan.

1.33. Matching Account means that portion of a Participant's Account to which his share of Matching Contributions is allocated.

1.34. Matching Contribution means the discretionary Employer contribution described in Plan section 3.02 which is made to the Plan on behalf of a Participant on account of Elective Deferral Contributions made by such Participant.

1.35. Military Leave means the performance of duty on a voluntary or involuntary basis in a Uniformed Service under competent authority and includes active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, a period for which a person is absent from a position of employment for the purpose of an examination to determine the fitness of the person to perform such duty, and any other absence qualifying as "service in the uniformed services" within the meaning of USERRA. Notwithstanding the foregoing, Military Leave does not include service in a Uniformed Service that terminates as a result of separation of the Participant from such Uniformed Service under other than honorable conditions, as set forth in USERRA.

1.36.     Named Fiduciary means A. T. Massey Coal Company, Inc.

1.37. Named Fiduciary's Designee means the Vice President of A. T. Massey Coal Company, Inc. who is responsible for the administration of employee benefits, or such other officer as the Named Fiduciary may designate.

1.38.     Normal Retirement Date means the Participant's 65th birthday.

1.39. Participant means any Employee who has become and continues to be a Participant as provided in Plan article II.

1.40. Plan means the Coal Company Salary Deferral and Profit Sharing Plan, as amended from time to time.

1.41. Plan Administrator means the person(s) or entity appointed by the Named Fiduciary's Designee pursuant to Plan section 9.03.

1.42. Plan Year means the 12-month period beginning on January 1 and ending on December 31.

1.43. Qualified Domestic Relations Order means a judgment, decree, order, or approval of a property settlement agreement entered on or after January 1, 1985, that

          (a) relates to the provision of child support, alimony payments, or marital property rights to an Alternate Payee;

          (b) is made pursuant to a state domestic relations or community property law;

          (c) creates or recognizes the right of, or assigns the right to, an Alternate Payee to receive all or a portion of the benefit payable with respect to the Participant under this Plan;

          (d) clearly specifies (i) the name and last known mailing address (if available) of the Participant and the name and mailing address of each Alternate Payee, unless the Plan Administrator has reason to know the address independently of the Order; (ii) the amount or percentage of the Participant's benefits to be paid by the Plan to each Alternate Payee or the manner in which such amount or percentage is to be determined; (iii) the number of payments or period to which the Order applies; and (iv) each plan to which the Order applies;

          (e) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

          (f) does not require the Plan to provide increased benefits (that is, does not provide for the payment of benefits in excess of the actuarial equivalent of the benefits to which the Participant would be entitled in the absence of the Order); and

          (g) does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order determined previously to be a Qualified Domestic Relations Order.

          A domestic relations order entered before January 1, 1985, is a Qualified Domestic Relations Order if payment of Plan benefits pursuant to that order have begun by January 1, 1985, regardless of whether the order satisfies the requirements of Code section 414(p), and even if payments have not begun by January 1, 1985, pursuant to such an order, it may still be treated as a Qualified Domestic Relations Order even though it does not satisfy the requirements of Code section 414(p).

1.44. Qualified Matching Contribution means the Matching Contribution made to the Plan by the Employer pursuant to Plan section 3.03 and allocated to a Participant's Account by reason of Elective Deferral Contributions.

1.45. Qualified Non-Elective Contribution means any contribution made by the Employer (other than Matching Contributions or Qualified Matching Contributions) pursuant to Plan section 3.03 and allocated to a Participant's Elective Deferral Account.

1.46. Qualified Plan or Qualified Trust refers to a plan or a trust maintained as part of a plan in compliance with Code part I, subchapter D, chapter 1, subtitle A.

1.47. Related Entity means an Affiliate or a corporation that would be an Affiliate if the phrase "at least 80 percent" in Code section 1563(a) read "more than 50 percent" or an unincorporated trade or business that would be an Affiliate if Code section 414(c) were construed using the standard of "more than 50 percent" instead of "at least 80 percent." Related Entity includes any affiliate as defined in ERISA section 407(d)(7).

1.48. Restricted 401(k) Employee, for purposes of measuring compliance with Code section 401(k), means an Employee who is otherwise authorized under the terms of the Plan (without regard to any suspension due to a distribution or election not to participate by reason of Code section 415) to have Elective Deferral Contributions allocated to his Account for all or part of the Plan Year and who is a Highly Compensated Employee.

1.49. Restricted 401(m) Employee, for purposes of measuring compliance with Code section 401(m), for Plan Years beginning after December 31, 1986, means an Employee who is otherwise authorized under the terms of the Plan (without regard to any suspension due to a distribution or election not to participate or by reason of the limitations of Code section 415) to have Matching Contributions (or Elective Deferral Contributions or Qualified Non-Elective Contributions, if the Plan takes Elective Deferral Contributions or Qualified Non-Elective Contribution allocations into account in determining Contribution Percentages) allocated to his Account for all or part of the Plan Year and who is a Highly Compensated Employee.

1.50. Spouse or Surviving Spouse means the person to whom a Participant was legally married on the earlier of his Annuity Starting Date or his death. To the extent provided in any Qualified Domestic Relations Order, a former spouse will be treated as the Participant's Spouse or Surviving Spouse for purposes of the survivor annuity requirements.

1.51. Transfer Account means that portion of a Participant's Account to which his Transfer Contributions are allocated.

1.52. Transfer Contribution means a trustee-to-trustee transfer of assets or liabilities according to Code section 414(l) which is accomplished pursuant to Plan section 10.11.

1.53. Transferred Employee means an Employee who is designated as being excluded from this Plan's definition of Employee because that individual already participates in another Qualified Plan maintained by the Company or a Related Entity and will continue to participate in that Qualified Plan. The Named Fiduciary's Designee shall identify Transferred Employees and deliver to the Plan Administrator a designation to that effect. Unless otherwise provided, such designation is effective (for each individual named) as of the date on which the individual would have become an Employee absent that designation.
Such designation remains in effect until the effective date of a notice to the contrary is delivered by the Named Fiduciary's Designee to the Plan Administrator.

1.54. Trust Agreement means the agreement between the Company and the Trustee providing for the establishment and management of the Trust Fund.

1.55. Trust Fund means the assets of the Plan held in trust by the Trustee pursuant to the terms of the Trust Agreement and the Plan.

1.56. Trustee means such individuals or entities as may be appointed by the Board to hold the assets of the Trust Fund pursuant to the terms of the Trust Agreement.

1.57. Uniformed Service means the Armed Forces; the Army National Guard and the Air National Guard when in engaged in active duty for training, inactive duty training, or full-time National Guard duty; the commissioned corps of the Public Health Service; and any other category of persons designated by the President of the United States in time of war or emergency.

1.58. Unrestricted 401(k) Employee, for purposes of measuring compliance with Code section 401(k), means an Employee who is otherwise authorized under the terms of the Plan (without regard to any suspension due to distribution or election not to participate or by reason of the limitations of Code section 415) to have Elective Deferral Contributions allocated to his Account for all or part of the Plan Year and who is not a Highly Compensated Employee or for Plan Years commencing prior to January 1, 1997, a Family Member.

1.59. Unrestricted 401(m) Employee, for purposes of measuring compliance with Code section 401(m), for Plan Years beginning after December 31, 1986, means an Employee who is otherwise authorized under the terms of the Plan (without regard to any suspension due to a distribution or election not to participate or by reason of the limitations of Code section 415) to have Matching Contributions or Qualified Matching Contributions (or Elective Deferral Contributions or Qualified Non-Elective Contributions, if the Plan takes Elective Deferral Contributions or Qualified Non-Elective Contributions into account in determining Contribution Percentages) allocated to his Account for all or part of the Plan Year and who is not a Highly Compensated Employee or for Plan Years commencing prior to January 1, 1997, a Family Member.

1.60. USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994.

1.61. Valuation Date means the last business day of each Plan Year and such earlier dates as may be designated by the Company.

1.62. Year of Service, solely for purposes of calculating a Participant's eligibility to retire before age 65, means an individual's continuous and interrupted employment with an Employer or an Affiliate commencing with the date the individual first performs an Hour of Service and continuing until the individual's termination of employment. An individual's Years of Service shall be computed in accordance with the following rules:

          (a) An individual's Continuous Service shall not be interrupted by and shall include sick leave, disability leave, service in the armed forces of the United States (provided an individual entered such service directly from the employ of an Employer or an Affiliate and was reemployed by an Employer or an Affiliate within the period his employment rights are protected by law), temporary layoff, or leave of absence approved by the Company for up to two years, and periods of absence from work not otherwise taken into consideration hereunder before an individual's termination of employment with an Employer and its Affiliates.

          (b) An individual who is a leased employee (as defined in Code section 414(n)) of an Employer and who subsequently becomes an Employee of an Employer shall receive credit for all Years of Service he is deemed to have completed for the Employer.

          (c) All periods of service required to be recognized under the Plan (whether or not consecutive) will be aggregated on the basis of days, and a Participant will be entitled to a whole Year of Service for each 365 days of service.

          (d) In calculating a Participant's Years of Service for purposes of determining the nonforfeitability of a Participant's account balance, a Participant shall be deemed to have earned Years of Service equal to the number of calendar months (or a fraction thereof) that the Participant was absent from employment with an Employer due to Military Leave.

                                   ARTICLE II

                                  PARTICIPATION
                                  -------------


2.01.     Initial Eligibility to Participate

          (a) Each Employee who is a Participant in the Plan on December 31, 1988, continues to be a Participant as long as he continues to be employed by an Employer or is entitled to benefits from the Plan.

          (b) Each other Employee becomes a Participant on the Entry Date coincident with or next following the date on which he first completes an Hour of Service for an Employer as an Employee, and continues to be a Participant as long as he continues to be employed by an Employer or is entitled to benefits from the Plan, provided he has properly submitted a completed enrollment form 30 days prior to the Entry Date for which it will be effective.

          (c) An individual who (i) terminates employment with an Affiliate,
(ii) is immediately rehired by an Employer as an Employee and (iii) was making elective deferral contributions under the qualified plan maintained by the Affiliate when he terminated employment, becomes a Participant immediately upon his employment by an Employer.

2.02.     Participation of Reemployed Individuals

          A Participant who terminates employment and is immediately hired by an Affiliate that is not an Employer is eligible to participate in the Plan immediately following his subsequent reemployment as an Employee if he is immediately rehired by an Employer after terminating employment with the Affiliate.

2.03.     Notification and Application to Participate

          An application to participate is not required. However, each Participant, Beneficiary or Alternate Payee agrees, as a condition of participation, to furnish any information or proof as may be requested from time to time to the Plan Administrator to enable it to administer the Plan. Benefits will not be distributed to any Participant, Beneficiary or Alternate Payee until such requested information has been furnished.

2.04.     Change in Status

          (a) If a Participant has a change in employment status such that he is no longer an eligible Employee, that individual will again become a Participant for purposes of making contributions under Plan section 3.01 as of the Entry Date immediately following his return to an eligible class of Employees.

          (b) If an individual is a Deemed Employee, his status as an Employee and Participant terminates on the effective date of any announcement by the Company that the individual no longer is a Deemed Employee, so long as he is not an Employee employed by an Employer on that date.

          (c) If an Employee is a Transferred Employee, he becomes an Employee eligible for Plan participation on the date determined and announced by the Company.

2.05.     Cessation of Participation

          Participation in the Plan ceases when a Participant is no longer an Employee and his entire interest in the Plan has been distributed.

2.06.     Reemployment Following Military Leave

          A Participant who is reemployed after an absence from employment due to Military Leave and whose reemployment satisfies the conditions required under USERRA shall be treated as not having incurred a Break in Service as a result of a period or periods of Military Leave.

                                   ARTICLE III

                                  CONTRIBUTIONS
                                  -------------


3.01.     Elective Deferral Contributions

          (a) The Employer's Elective Deferral Contribution for a Plan Year is the total of the Plan Year's salary-reduction elections and bonus-reduction elections allowed according to this Plan section for Participants. The Employer must contribute each Plan Year's Elective Deferral Contribution to the Plan as soon as practicable after the payroll period to which it relates but effective February 3, 1997, in no event later than the 15th business day of the month following the month in which the Participant would have received the Compensation in cash. The Employer's Elective Deferral Contribution on behalf of any Participant may not result in elective deferrals of more than $7,000 (or such dollar amount as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable under Code section 415(d)) in any calendar year. A Participant may cause an Elective Deferral Contribution for himself only with regard to Compensation that is deferred according to a salary-reduction election or a bonus-reduction election according to this Plan section.

          (b) For Plan Years beginning before January 1, 1994, a Participant may make a salary-reduction election to defer between one percent and six percent of his Compensation in increments of one percent. Effective January 1, 1994, a Participant may make a salary-reduction election to defer between one percent and ten percent of his Compensation in increments of one percent.

          (c) A Participant who receives payment of an irregular bonus may make a bonus-reduction election to defer all or part of such irregular bonus, provided that the Participant's total Elective Deferral Contributions for the Plan Year do not exceed 10% of his Compensation.

3.02.     Matching Contributions

          (a) The Employer may make a discretionary Matching Contribution each Plan Year in an amount equal to a percentage (announced annually by the Board) of each Participant's Compensation contributed to the Plan as an Elective


                                     III-1

Deferral Contribution for that Plan Year, provided, however, that effective for Plan Years beginning on or after January 1, 1995, the portion of a Participant's Elective Deferral Contribution for the Plan Year that is distributed to him pursuant to Plan section 4.06 or 4.07 or 6.02 shall not be eligible for a Matching Contribution under this Plan section. Solely for the purposes of determining who is eligible to receive a Matching Contribution, Participant includes those individuals who made Elective Deferral Contributions to the Plan for a portion of the Plan Year and who, as of the last day of the Plan Year, are employed by an Affiliate which has not adopted the Plan, provided that such individual's employment with an Employer and such Affiliate has been uninterrupted for such Plan Year.

          Each Plan Year, the Employer will determine the amount of the discretionary Matching Contribution for specified groups of Employees. The amount of the discretionary Matching Contribution will be allocated as a percentage of a Participant's Elective Deferral Contributions. Such percentage may vary by Employee group. Effective January 1, 1995, the percentage to be applied to Elective Deferral Contributions made while a Participant is an hourly employee at the Upper Big Branch Mine of Performance Coal Company shall be the Tons Per Man Hour ("TPMH") Percentage. The "TPMH Percentage" for a Plan Year is determined to be 10% times the number of tons of coal per man hour produced for the year, as determined by the Employer. The Matching Contribution shall be allocated to accounts of Participants in accordance with Plan section 4.02(b).

          (b) Matching Contributions shall be fully vested and nonforfeitable when made.

3.03.     Qualified Non-Elective and Qualified Matching Contributions

          (a) In lieu of distributing Excess Contributions, as provided in Plan section 4.07, the Employer may make Qualified Non-Elective or Qualified Matching Contributions on behalf of Unrestricted 401(k) Employees that is sufficient to satisfy the Actual Deferral Percentage test described in Plan section 3.04 or the Contribution Percentage test in Plan section 3.05.

          (b) Qualified Non-Elective and Qualified Matching Contributions shall be fully vested and nonforfeitable when made and shall be subject to the distribution restrictions governing Elective Deferral Contributions as provided in Plan section 6.08.


                                     III-2

3.04.     Elective Deferral Contribution Limitations

          (a) Plan sections 3.01 and 3.03 are intended to qualify as a cash or deferred arrangement according to Code section 401(k), and all Plan and Trust Agreement provisions must be construed to facilitate that qualification.

          (b) For purposes of measuring compliance with Code section 401(k), it is necessary to divide the Employees into Restricted 401(k) Employees and Unrestricted 401(k) Employees.

          (c) The Actual Deferral Percentage for Restricted 401(k) Employees for each Plan Year and the Actual Deferral Percentage for Unrestricted 401(k) Employees for the same Plan Year must satisfy one of the following tests:

              (1) The Actual Deferral Percentage for Participants who are Restricted 401(k) Employees shall not exceed the Actual Deferral Percentage for Participants who are Unrestricted 401(k) Employees multiplied by 1.25; or

              (2) The Actual Deferral Percentage for Participants who are Restricted 401(k) Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Participants who are Unrestricted 401(k) Employees multiplied by 2.0; provided, however, that the Actual Deferral Percentage for Participants who are Restricted 401(k) Employees does not exceed the Actual Deferral Percentage for Participants who are Unrestricted 401(k) Employees by more than two percentage points. The percentage difference between the Actual Deferral Percentage for Participants who are Restricted 401(k) Employees and Participants who are Unrestricted 401(k) Employees permissible under this paragraph may be reduced as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternate limitation with respect to any Restricted 401(k) Employee.

          (d) To meet the limitations of this Plan section and to avoid discrimination prohibited by Code section 401(a)(4), to prevent the creation of Excess Contributions for purposes of Code section 401(k), or to preserve the

                                     III-3

Plan's status as a qualified plan or the Plan's cash or deferred arrangement according to Code section 401(k), the Plan Administrator may adjust or reject, in whole or in part, any applications authorizing salary reduction elections from Restricted 401(k) Employees. The Plan Administrator may reduce any Participant's salary reduction election to prevent that Participant from causing Excess Deferrals to his Elective Deferral Account.

          (e) The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the ADP test. The determination and treatment of Elective Deferral Contributions and the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury from time to time.

          (f) For Plan Years beginning after December 31, 1986, and before January 1, 1997, for purposes of determining the Actual Deferral Percentage of a Participant who is a Five Percent Owner or one of the 10 most highly paid Highly Compensated Employees of an Affiliate, the Elective Deferral Contributions, Qualified Non-Elective Contributions, Qualified Matching Contributions and Compensation of such Participant shall include the Elective Deferral Contributions, Qualified Non-Elective Contributions, Qualified Matching Contributions and Compensation of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Actual Deferral Percentage for Restricted 401(k) Employees.

          (g) For purposes of satisfying the ADP test, Elective Deferral Contributions, Qualified Non-Elective Contributions and Qualified Matching Contributions must be contributed and allocated to the Trust Fund no later than the last day of the 12-month period immediately following the Plan Year for which such contributions are deemed made.


                                     III-4

          (h) The Actual Deferral Percentage for any Participant who is a Restricted 401(k) Employee for the Plan Year and who participates in two or more arrangements described in Code section 401(k) that are maintained by an Affiliate, shall be determined as if all Elective Deferral Contributions, Qualified Non-Elective Contributions and Qualified Matching Contributions allocated to his Account are made under a single arrangement. If a Highly Compensated Employee participates in two or more arrangements described in Code section 401(k) that are maintained by an Affiliate and that have different Plan Years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(k).

          (i) In the event that this Plan satisfies the requirements of Code section 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the ADP of Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code section 401(k) only if they have the same Plan Year.

3.05.     Matching Contribution Limitations

          (a) The Contribution Percentage for Restricted 401(m) Employees for each Plan Year and the Contribution Percentage for Unrestricted 401(m) Employees for the same Plan Year must satisfy one of the following tests:

              (1) The Contribution Percentage for Participants who are Restricted 401(m) Employees for the Plan Year shall not exceed the Contribution Percentage for Participants who are Unrestricted 401(m) Employees for the Plan Year multiplied by 1.25; or

              (2) The Contribution Percentage for Participants who are Restricted 401(m) Employees for the Plan Year shall not exceed the Contribution Percentage for Participants who are Unrestricted 401(m) Employees for the Plan Year multiplied by two, provided, however, that the Contribution Percentage for Participants who are Restricted 401(m) Employees does not exceed the Contribution Percentage for Participants who are Unrestricted 401(m) Employees by more than two percentage points. The percentage difference between the Participants who are Restricted 401(m) Employees and the Participants

                                     III-5
           who are Unrestricted 401(m) Employees permissible under this paragraph may be reduced as the Secretary shall prescribe to prevent the multiple use of this alternative limitation with respect to any Restricted 401(m) Employee.

          (b) The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the Contribution Percentage test. The determination and treatment of the Contribution Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury from time to time.

          (c) For Plan Years beginning after December 31, 1986, and before January 1, 1997, for purposes of determining the Contribution Percentage of a Participant who is a Restricted 401(m) Employee, the Compensation of such Participant shall include Compensation of Family Members. Family Members, with respect to Restricted 401(m) Employees shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Unrestricted 401(m) and for Participants who are Restricted 401(m) Employees.

          (d) For purposes of this Plan section, the Contribution Percentage for any Participant who is a Restricted 401(m) Employee and who is eligible to make or to have Matching Contributions allocated to his Account under two or more plans described in Code section 401(a), or arrangements described in Code section 401(k), that are maintained by an Affiliate, shall be determined as if the total of such Matching Contributions was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(m).

          (e) In the event that the Plan satisfies requirements of Code section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code section 410(b) only if aggregated with the Plan, then this Plan section shall be applied by


                                     III-6
determining the Contribution Percentages of Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, the Plans may be aggregated in order to satisfy Code section 401(m) only if they have the same Plan Year.

3.06.     General Provisions on Elective Deferral Contributions

          (a) The Plan Administrator may authorize contributions to be made on a salary reduction basis and may also authorize Participants to cause other additions to be made to their Accounts each Plan Year under this Plan section so long as such elections can be made without exceeding the limitations described in Plan section 3.04, can be made in a manner that is consistently applied to all Participants, afford the same opportunities to all similarly situated Participants, and are implemented in a manner which does not discriminate in favor of Restricted 401(k) Employees.

          (b) An Employee may elect to begin or change such elections as of any Entry Date after becoming a Participant in accordance with procedures announced by the Plan Administrator. The salary reduction election for an Employee who becomes a Participant pursuant to Plan section 2.01(c) will continue in effect at the same rate as under the qualified plan maintained by that Affiliate. The Participant may change such election as of any subsequent Entry Date. The Plan Administrator may also establish rules limiting the number of elections that a Participant may submit each Plan Year and rules regarding changes in elections or cancellations of elections. An election remains in effect until it is changed or canceled.

          (c) In order to assure compliance with Plan section 3.04, the Plan Administrator may establish such closing dates and formulate such other rules and procedures as may be necessary to administer the provisions of this Plan section so long as such rules are established and administered on a uniform and nondiscriminatory basis.

3.07.     General Provisions on Employer Contributions

          (a) The Company intends that the Plan and the Trust always qualify under Code sections 401(a) and 501(a).

          (b) If the Internal Revenue Service determines that the Plan as reflected in this document and the Trust Agreement as created or modified to operate with the Plan as reflected in this document do not initially qualify

                                     III-7
under Code sections 401(a) and 501(a), or that the Plan and Trust Agreement will initially qualify only with amendments, caveats, or conditions not acceptable to the Company, then the Company, at its option, may either amend this Plan or the Trust Agreement or revoke and annul any amendment in any manner deemed advisable to effect a favorable determination or to effect qualification, or may withdraw and terminate the Plan or Trust Agreement and may also liquidate the Trust Fund.

          (c) All Employer contributions to the Trust Fund are conditioned on their deductibility under Code section 404(a). If any deduction for any contribution is not allowed in whole or in part under Code section 404(a), then that disallowed portion must be returned to the contributor, but repayment must be made no later than one year after the disallowance. For purposes of this section, the disallowance may result from the opinion of any court whose decision has become final or by any disallowance asserted by the Internal Revenue Service to which the Company agrees.

          (d) If any contribution is made by an Employer because of a mistake of fact, then the portion of the contribution due to the mistake of fact must be returned to the contributor. The repayment must be made no later than one year after the contribution.

          (e) Except for a balance in a suspense account attributable to Employer contributions remaining at the termination of the Trust due to statutory limits on contributions and benefits, and as otherwise provided in this Plan section, Employer contributions to the Trust Fund are irrevocable. Contributions to and income of the Trust Fund must not be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries.

          (f) The Trustee is not required to collect Employer contributions and is responsible only for assets received as Trustee. Each Employer may cause each Plan Year's Employer contribution, if any, to be paid to the Trust Fund in installments and on the dates it elects, but it must designate the Plan Year for which each contribution is attributable.

          (g) Unless allocated as of an earlier date, any contributions made by an Employer after the first day of the Plan Year may be held by the Trustee and invested as a separate account, commingled with the Trust Fund, and allocated to the Participant's Account as of the last day of the Plan Year. The Trustee shall maintain such records as may be necessary to see that Employer contributions, and any investment gains and losses attributable to contributions, are allocated to the proper Participants' Accounts in the same manner as Employer contributions.

                                     III-8

3.08.     USERRA Contributions

          (a) Restoration Contributions. A Participant who is reemployed by an Employer after a period of Military Leave and whose reemployment satisfies the provisions of USERRA shall be entitled to a Matching Contribution by his or her Employer equal to the amount the Employer would have contributed on behalf of the Participant had the Participant not incurred Military Leave and had the Participant's Before-Tax Restoration Contributions actually been made during the period of Military Leave to which such Matching Contributions relate. Earnings and forfeitures shall not be considered in determining the Employer's obligation under this Plan section.

          (b) Before-Tax Restoration Contributions. Before-Tax Restoration Contributions are contributions made to the Plan by the Employer, at the election of the Participant in lieu of cash Compensation and pursuant to a salary reduction election or other mechanism. A Participant's Before-Tax Restoration Contributions shall not exceed the amount of Compensation that the Participant could have deferred under the Plan during his or her Military Leave had the Participant remained employed by the Employer during the Military Leave. For purposes of determining the maximum amount of Before-Tax Restoration Contributions, a Participant shall be treated as having received Compensation equal to either (i) the Compensation the Participant would have received during the period of Military Leave had the Participant not incurred Military Leave, determined based on the rate of pay the Participant would have received from the Employer but for the absence during Military Leave, or (ii) if the Compensation the Participant would have received during the period of Military Leave is not reasonably certain, the Participant's average Compensation during the 12-month period immediately preceding the Military Leave (or, if shorter, the period of employment immediately preceding the Military Leave).

          (c) Account Restoration. Notwithstanding any provision of the Plan to the contrary and in addition to any other contributions to the Plan, a Participant may cause Restoration Contributions to be made on his or her behalf only during the Account Restoration Period.

                                     III-9

          (d) Account Restoration Period. The duration of a Participant's Account Restoration Period shall equal the lesser of (i) the product of three and the duration of the Military Leave, and (ii) five years. The Account Restoration Period commences on the date the Participant becomes reemployed by an Employer following Military Leave.


                                     III-10

                                   ARTICLE IV

                                   ALLOCATIONS
                                   -----------


4.01.     Participants' Accounts

          The Plan Administrator shall cause to be established and maintained one or more separate Accounts in the name of each Participant to which shall be credited or charged the Participant's share of Employer contributions, and the Participant's contributions, as well as a proportionate share of the net earnings, gains, or losses of the Trust Fund allocable to the investment of the applicable Accounts, and any withdrawals or distributions allocable to such Accounts. By way of example and not of limitation, separate Accounts may be maintained as an Elective Deferral Account and Matching Account.

4.02.     Allocation of Employer Contributions

          (a) Elective Deferral Contributions shall be allocated to a Participant's Elective Deferral Account as soon as practicable following the date such Elective Deferral Contributions are contributed to the Trust Fund.

          (b) Matching Contributions shall be allocated as of the last Valuation Date of the Plan Year to the Matching Accounts of all Participants who made Elective Deferral Contributions, subject to the requirements set forth in Plan section 3.02(a), and who are Employees on the last day of the Plan Year or who died, retired or became Disabled during the Plan Year.

          (c) Qualified Non-Elective Contributions shall be allocated as of the last Valuation Date of the Plan Year among the Elective Deferral Accounts of all or any Unrestricted 401(k) Employees. The Qualified Non-Elective Contribution will be treated as an Unrestricted 401(k) Employee's Elective Deferral Contribution and shall be allocated

              (1) on a pro rata basis according to Participants' Compensation for the Plan Year; or

              (2) as a flat-dollar amount to the Accounts of those Unrestricted 401(k) Employees who are designated by the Named Fiduciary's Designee to receive such contributions. Such designation shall be made by the Named Fiduciary's Designee on a nondiscriminatory basis.

          (d) Qualified Matching Contributions shall be allocated as of the last Valuation Date of the Plan Year among the Elective Deferral Accounts of Unrestricted 401(k) Employees. The Qualified Matching Contribution will be treated as an Unrestricted 401(k) Employee's Elective Deferral Contribution and shall be allocated among the Restricted Employees on a pro rata basis according to their Elective Deferral Contributions for the Plan Year.

          (e) Despite the preceding subsections, a Participant's Account may not receive allocations for any Limitation Year in excess of the maximum limits or less than the minimum allowances under Appendix A.

4.03.     Special Allocation Rules

          Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 1989, if the number of Employees receiving an allocation of Employer contributions under Plan section 4.02(b) is less than the number of Employees required to receive a benefit for purposes of satisfying the minimum coverage requirements using the ratio percentage tests set forth in Code section 410(b)(1)(A) or (B), then, for purposes of determining Employer contributions as of any Plan Year, the term "Participants" in Article IV shall include all other individuals:

          (a) who are Participants who made Elective Deferral Contributions during the Plan Year and whose employment ceased after the second quarter of the Plan Year; and

          (b) who are Participants who made Elective Deferral Contributions during the Plan Year and whose employment ceased during the second quarter of the Plan Year, provided, however, that the Plan fails to satisfy the minimum coverage requirements using the ratio percentage tests set forth in Code section 410(b)(1)(A) or (B) after the inclusion of those Participants described in subsection (a).

4.04.     Funding Policy

          The Employer shall determine annually the amount of the Employer contribution to the Plan, if any. The Plan Administrator shall communicate the amount of such contribution, as well as the long-range and short-range requirements of the Plan concerning liquidity and any material changes affecting the Plan occurring since the last such communication, to the Trustee. These communications may be made at such times as may be determined by the Plan Administrator.

4.05.     Allocation of Trust Income and Gains and Losses

          (a) As of each Valuation Date, before crediting the amounts allocated to any Participant's Account, the Trustee shall apportion among the separate Accounts of all Participants in the Plan the net income or loss earned by the Trust Fund since the last Valuation Date (exclusive of net income or loss attributable to interim Employer contributions to be allocated with such contributions), such income or loss to be apportioned on the basis of the Trust Fund Account balances of the Participants as of the prior Valuation Date.

          (b) As of each Valuation Date, before crediting the amounts allocated to any Participant's Account or amounts that may be credited under subsection
(a) for that Plan Year, the Trustee shall revalue the net assets of the Trust Fund at their then current market value (exclusive of net income or loss attributable to interim Employer contributions to be allocated with such contributions) and adjust proportionately the Trust Fund Accounts of Participants so as to reflect any increase or decrease in value of the investments of the Trust Fund as of that day as compared with the total value of such investments on the last preceding Valuation Date.

          (c) If any interim contributions have been held in a separate account as provided in Plan section 3.07(g) (including interim Employer contributions), any income attributable to such contributions shall be allocated to the appropriate Account of each Participant to whom such contributions are allocated.

          (d) Allocations to a Participant's Account pursuant to subsections (a) and (b) shall be further allocated between his Elective Deferral Account and his Matching Account, as applicable, based on the relative value of such Accounts as of the immediately preceding Valuation Date.

          (e) Allocations to Participants in accordance with the provisions of this section shall not vest any right or title to any part of the assets of the Trust Fund in such Participants except as otherwise provided in this Plan.

4.06.     Excess Deferrals

          (a) Correction After Taxable Year. Notwithstanding any other provision of the Plan, Excess Deferrals and any income or loss allocable thereto must be distributed no later than April 15 of the calendar year following the Plan Year in which the Excess Deferrals were made, to the Participants to whose Account such Excess Deferrals were allocated for the preceding calendar year. A Participant who makes elective deferrals (as defined in Code section 402(g)) to a plan of an employer that is not an Affiliate may assign to this Plan any Excess Deferrals made during the Participant's taxable year by notifying the Plan Administrator on or before the date announced by the Plan Administrator of the amount of the Excess Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any plans of this Employer and its Affiliates.

          (b) Correction During Taxable Year. Excess Deferrals and any income or loss allocable thereto may be distributed during the calendar year in which the Excess Deferrals were made to the Participants to whose Account such Excess Deferrals were allocated for that calendar year. A Participant is deemed to notify the Plan Administrator of any Excess Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any plans of this Employer and its Affiliates. The correcting distribution cannot occur until after the Plan has received the Elective Deferral Contributions that caused the Excess Deferral.

          (c) Income or Loss. Excess Deferrals shall be adjusted for any income or loss for the Plan Year. The income or loss allocable to Excess Deferrals is the sum of the income or loss allocable to the Participant's Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess Deferrals and the denominator of which is the Participant's Elective Deferral Account attributable to Elective Deferral Contributions without regard to any income or loss occurring during such taxable year.

          (d) Limitations. The amount of Excess Deferrals that may be distributed with respect to a Participant shall be reduced by any Excess Deferrals previously distributed with respect to such Participant for the Plan Year beginning with or within such taxable year. In no event may the amount distributed pursuant to this Plan section exceed the Participant's total Elective Deferral Contributions for such taxable year.

4.07.     Excess Contributions

          (a) If there are Excess Contributions for a Plan Year, the Plan Administrator must elect between the course of action described in subsection
(b) and any additional choices available under the Treasury regulations to Code section 401(k)(8).

          (b) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Account such Excess Contributions were allocated for the preceding Plan Year. For Plan Years beginning before January 1, 1997, such distribution shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. For Plan Years beginning on and after January 1, 1997, such distribution shall be made to Highly Compensated Employees with the highest Elective Deferral Contributions to the extent necessary to cause such Elective Deferral Contribution to equal the Elective Deferral Contribution of the Highly Compensated Employee with the next highest Elective Deferral Contribution. This process shall be repeated until the Actual Deferral Percentage test is satisfied. If these distribution are made, the Plan is treated as meeting the nondiscrimination test of Code section 401(k)(3) regardless of whether the Actual Deferral Percentage test, if recalculated after distributions, would satisfy Code section 401(k)(3). With respect to Plan Years beginning before January 1, 1997, Excess Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each Family Member that is combined to determine the combined Actual Deferral Percentage.

          (c) Excess Contributions shall be adjusted for any income or loss for the Plan Year. Income or loss for the Plan Year in which the Excess Contribution occurred will be calculated in the same manner as under Plan section 4.06(c).

4.08.     Excess Aggregate Contributions

          (a) If there are Excess Aggregate Contributions for a Plan Year, the Plan Administrator may implement the provisions of this Plan section and take any other action permissible according to Code section 401(m)(6) and Treasury regulations to reduce or avoid other adverse consequences associated with Excess Aggregate Contributions.

          (b) As provided in Code section 401(m)(6)(C), for Plan Years beginning before January 1, 1997, distributions of Excess Aggregate Contributions must be made to the Restricted 401(m) Employees on the basis of the respective portions of the Excess Aggregate Contributions attributable to each of those Participants. For Plan Years beginning on and after January 1, 1997, such distribution shall be made to Highly Compensated Employees with the highest Matching Contributions to the extent necessary to cause such Matching Contribution to equal the Matching Contribution of the Highly Compensated Employee with the next highest Matching Contribution. This process shall be repeated until the Contribution Percentage test is satisfied. If these distribution are made, the Plan is treated as meeting the nondiscrimination test of Code section 401(m)(3) regardless of whether the Actual Deferral Percentage test, if recalculated after distributions, would satisfy Code section 401(m)(3). With respect to Plan Years beginning before January 1, 1997, Excess Aggregate Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each Family Member that is combined to determine the combined Contribution Percentage.

          (c) Excess Aggregate Contributions shall be adjusted for any income or loss for the Plan Year. Income or loss for the Plan Year in which the Excess Aggregate Contribution occurred will be calculated in the same manner as under Plan section 4.06(c).

          (d) Forfeitures of Excess Aggregate Contributions may either serve to reduce the Employer's Matching Contributions or may be reallocated to the Accounts of Unrestricted 401(k) Employees. Forfeitures according to this Plan section occur in the Plan Year after the allocation that caused those amounts to be Excess Aggregate Contributions. Such forfeitures are allocated as if they were contributions for the Plan Year in which the forfeiture occurs. Amounts forfeited under this Plan section shall be treated as Annual Additions under the Plan. The Plan Administrator must not allocate forfeitures of Excess Aggregate Contributions to the individuals who receive distributions or whose Accounts are reduced under this Plan section.

          (e) Excess Aggregate Contributions, and any income or loss allocable thereto, shall be distributed no later than the last day of the Plan Year beginning after December 31, 1986, to Participants to whose Accounts Matching Contributions were allocated for the preceding Plan Year.

          (f) To the extent that a Participant's share of the Excess Aggregate Contributions is attributable to his allocations from Elective Deferral Contributions, the Plan Administrator may cause the distributions authorized in this Plan section from his Elective Deferral Account. To the extent that a Participant's share of the Excess Aggregate Contributions is attributable to allocations from his Matching Contributions, the Plan Administrator must cause the distributions authorized in this Plan section from the Participant's Matching Account. After adjustment, as described, for Excess Deferrals or Excess Contributions that are distributed, to the extent that the Plan Administrator causes distributions to a Participant according to this Plan section, those distributions must come from the Matching Contribution allocations to that Participant's Matching Account, and next from that Participant's Elective Deferral Contribution allocations to his Elective Deferral Account.

                                    ARTICLE V

                                     VESTING
                                     -------


          With the exception of a Participant's Transfer Account, a Participant's Account is fully vested and Nonforfeitable at all times. A Participant's Transfer Account balance (or subaccount balance) attributable to Transfer Contributions that, when transferred to the Plan, were not fully vested, becomes vested in accordance with the vesting schedule set forth in the transferor plan from which the Transfer Contributions were transferred, taking into account all service credited for an Employer or any Affiliate, subject to any exclusions under that transferor plan.

                                   ARTICLE VI

                                  DISTRIBUTIONS
                                  -------------


6.01.     Retirement Distributions

          (a) Normal Retirement. If a Participant retires on his Normal Retirement Date, the entire amount credited to his Account as of the Valuation Date coincident with or immediately following his Normal Retirement Date and any amount that is subsequently allocated to his Account shall be distributed to him pursuant to this Plan article.

          (b) Early Retirement. A Participant who has attained age 55 and completed at least five Years of Service may elect to retire on the first day of any month within 10 years of his Normal Retirement Date, provided he is eligible for and has elected to take early retirement under the pension plan of an Employer in which he is a participant. Upon a Participant's early retirement, the entire amount then credited to such Participant's Account, valued as of the Valuation Date coincident with or immediately following his retirement, and any amount that is subsequently allocated to his Account shall be distributed to him pursuant to this Plan article.

          (c) Deferred Retirement. A Participant may remain in the active service of an Employer after his Normal Retirement Date. A Participant who continues in the service of his Employer after his Normal Retirement Date shall continue to be a Participant of the Plan until his actual retirement date which may be the first day of any month following his Normal Retirement Date, which date shall be known as the Participant's deferred retirement date. Upon a Participant's deferred retirement, the entire amount then credited to such Participant's Account, valued as of the Valuation Date coincident with or immediately following his actual retirement, shall be distributed to such Participant pursuant to this Plan article. Notwithstanding the preceding, in no event may a Participant's distribution, or the commencement thereof, be deferred beyond the Participant's Required Beginning Date.

          (d) Disability Retirement. With the approval of the Plan Administrator, a Participant may retire on the first day of the month after he is determined to have a Disability. A Participant desiring to retire due to Disability must file a written application with the Plan Administrator requesting its approval of such retirement. Upon a Participant's Disability retirement, the entire amount then credited to such Participant's Accounts and any amount credited to such Participant's Accounts thereafter pursuant to Plan article IV shall be distributed to such Participant pursuant to this Plan article.

6.02.     Termination of Employment Distributions

          Except as provided in Plan section 6.03, in the event a Participant terminates his employment, for reasons other than death, Disability or retirement, his Account shall be distributed to him in a single cash sum valued as of the Valuation Date coincident with or next following his termination of employment and payable as soon thereafter as is practicable.

6.03.     Consent to Distribution

          (a) If, as of the applicable Valuation Date, the value of the vested portion of a terminated Participant's Account exceeds $3,500 (or has exceeded $3,500 at the time of any prior distribution), then on his Information Date, the Participant shall be given a written notice (by first class mail or personal delivery), which describes the optional forms of benefit payment under Plan section 6.04 and the Participant's right to defer receipt of the distribution until it is no longer immediately distributable. After his Information Date, a Participant must consent in writing to receive a distribution pursuant to Plan section 6.01 or 6.02.

          (b) Except as provided in the following sentences, a Participant's Annuity Starting Date is a date that is at least 30 days but not more than 90 days after his Information Date. A Participant may affirmatively elect to waive the minimum 30-day period, provided that he (i) receives adequate information describing his right to a 30-day election period and (ii) may revoke such affirmative election until the later of his Annuity Starting Date or the expiration of the seven-day period that begins with his Information Date. A Participant whose Annuity Starting Date is before his Information Date may not commence distributions under the Plan until the expiration of the seven-day period that begins with his Information Date.

          (c) On his Information Date, a Participant shall be given a written notice (by first class mail or personal delivery), which describes the following: (i) the terms and conditions of the optional forms of benefit payment under Plan section 6.04; (ii) the Participant's right to make, and the effect of, an election to receive benefits under the optional forms of payment and the rights of the Participant's Spouse (if any) with respect to such an election;
(iii) his right to make, and the effect of, an election not to receive benefits in the normal form; (iv) the right to make, and the effect of, a revocation of any election; (v) the general financial effect of selecting an optional form of payment; and (vi) sufficient additional information explaining the relative values of the optional forms of benefits under the Plan.

          (d) If, after his Information Date, the terminated Participant does not consent to receive a distribution pursuant to Plan section 6.01 or 6.02, the distribution of his Account will be postponed until the date on which the Account is no longer immediately distributable. A Participant's Account is immediately distributable prior to the earlier of (i) the Participant's attainment of age 65 or (ii) his death. The terminated Participant's postponed distribution account will be held as part of the Trust Fund and will participate in the income, gains, and losses of the Trust on a proportionate basis.

          (e) Elections under Plan section 6.04 shall be made in writing to the Plan Administrator during the 90-day period ending on the later of the Participant's Annuity Starting Date or the date he receives the information described in subsection (a), and shall take effect as of the Participant's Annuity Starting Date. After the Annuity Starting Date, no further elections, changes in elections, or revocations of elections are permitted.

          (f) A terminated Participant's postponed distribution account, valued as of the Valuation Date coincident with or next following the date such Account becomes distributable pursuant to subsection (b), shall be distributed to the Participant in a single cash sum, or to his Beneficiary in accordance with the provisions of Plan article VII, if the Participant is then deceased.

          (g) Notwithstanding the above, if the value of the vested portion of a terminated Participant's Account has never exceeded $3,500 at the time of any prior distribution under the Plan, then the Trustee shall distribute such Account balance in a lump sum as soon as practicable following the Participant's termination of employment.

6.04.     Optional Forms of Benefit

          Except as provided in Plan section 6.03, each Participant, or his duly appointed guardian or other personal representative in the case of a Participant who is Disabled, may elect to have the benefits to which he is entitled under Plan section 6.01 paid under one of the options in this Plan section.

          (a) Lump Sum. A single sum cash payment of such Participant's Account balance.

          (b) Installment Payments. Distributions of at least $100 over a fixed period of 5 to 15 years in monthly, quarterly, semi-annual, or annual installments not extending beyond the life expectancy of the Participant.

          (c) Combination. A single sum cash payment of a portion of the Participant's Account balance with the remainder of the Account balance paid in distributions of at least $100 over a fixed period of 5 to 15 years in monthly, quarterly, semi-annual or annual installments not extending beyond the life expectancy of the Participant.

          (d) Transfer Contribution. If the Plan accepts Transfer Contributions, any distribution options or Code-required restrictions that apply to a benefit that is payable under the transferor plan with respect to those contributions are preserved for purposes of making any distributions under this Plan section of the amounts so transferred and any earnings thereon.

6.05.     Commutation of Benefits

          If a Participant's Beneficiary is not a natural person, or if more than one Beneficiary is entitled to receive installment payments, the value of the Account with respect to the unpaid installments may be commuted and paid in a lump sum.

6.06.     Commencement of Benefits

          Unless a Participant otherwise elects, his benefit payments under the Plan must commence no later than 60 days after the close of the Plan Year in which occurs the latest of the events listed in paragraphs (1) through (3) below. However, if the benefit amount cannot be determined before payment is required, or if it is not possible to pay when required because the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to the required date may be made no later than 60 days after the earliest date on which the amount of that payment can be determined under this Plan or the date on which the Participant is located (whichever is applicable):

              (1)  his Normal Retirement Date;

              (2) the 10th anniversary of the date he began participation in the Plan; or

              (3)  his termination of employment.

Notwithstanding the above, the failure of a Participant to consent to a distribution while a benefit is immediately distributable pursuant to Plan section 6.02(b), within the meaning of Plan section 6.02(b) shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

6.07.     Special Distribution Provisions

          (a)  General Rules

              (1) The requirements of this Plan section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of the Plan.

              (2) All distributions required under this Plan article shall be determined and made in accordance with Code section 401(a)(9) and regulations promulgated thereunder.

              (3) The entire interest of a person must be or must begin to be distributed not later than his Required Beginning Date.

          (b) Distribution Periods. As of the Participant's Required Beginning Date, distributions, if not made in a single-sum, may only be made over a period certain not extending beyond the life expectancy of the Participant.

          (c) Required Beginning Date. For Plan Years beginning before January 1, 1997, Required Beginning Date means the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Effective January 1, 1997, Required Beginning Date means April 1 of the calendar year following the later of (i) the calendar year in which the Participant separates from service; or (ii) the calendar year in which the Participant attains age 70 1/2. Notwithstanding the preceding, for any Participant who is a five percent owner (as defined in Code section 416(i)(1)), of any Affiliate, Required Beginning Date means April 1 of the calendar year following the calendar year in which such Participant attains age 70 1/2. Notwithstanding the foregoing, a Participant (other than a five-percent owner) who attains age 70 1/2 in 1996 or later may elect to defer the commencement of his benefit until the April 1 following the calendar year in which he terminates employment with the Employer.

          (d) Amount to be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

              (1) If a Participant's benefit is to be distributed over a period not extending beyond the life expectancy of the Participant the amount required to be distributed for each calendar year, beginning with the distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

              (2) The amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (i) the applicable life expectancy or (ii) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Treasury Regulation section 1.401(a)(9)-2. Distributions after the death of a Participant shall be distributed using the applicable life expectancy in paragraph (A) above as the relevant divisor without regard to Treasury Regulation section 1.401(a)(9)-2.

              (3) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

6.08.     Limitations on Distributions of Elective Deferral Contributions

          (a) Notwithstanding any other provision of the Plan, Elective Deferral Contributions may not be distributed before one of the following events occur:

              (1)  the Participant has died;

              (2) the Participant has become disabled (either Disabled, or disabled within the meaning of Code section 72(m)(7) or under any other definition of disability consistent with Code section 401(k)(2)(B));

              (3) the Participant has retired or otherwise terminated employment with the Employer;

              (4) the Participant has incurred a hardship according to Plan section 6.10;

              (5) the Participant has attained age 59 1/2;

              (6) the Plan terminates without the establishment of a successor qualified defined contribution plan, other than an employee stock ownership plan (as defined in Code section 409 or 4975(e)) or a simplified employee pension plan (as defined in Code section 408(k));

              (7) a Participant's Employer disposes of substantially all of its assets, within the meaning of Code section 409(d)(2), used in its trade or business and that Participant continues employment with the business that acquires the assets; or

              (8) a corporation disposes of its interest in the Participant's Employer, which is a subsidiary of the selling corporation within the meaning of Code section 409(d)(3), and the Participant continues his employment with the Employer.

          (b) A distribution cannot be made pursuant to an event described in paragraph (6), (7) or (8) unless distribution would be a lump sum distribution under Code section 402(e)(4), without regard to subparagraph (A)(i)-(iv), (B) or
(H) and, with respect to paragraphs (7) and (8), the transferor corporation continues to maintain the Plan after the disposition.

6.09.     Withdrawals

          (a) Age 59 1/2 Withdrawals. A Participant who has attained age 59 1/2 may elect to withdraw all or a portion of his Account balance once each Plan Year. To be acceptable for processing within a given month, the request for a withdrawal must be no less than $1,000 and must be received by the Plan Administrator no later than the twentieth day of the month. Any distribution pursuant to this Plan section shall be valued as of the Valuation Date on or immediately preceding the date of distribution and shall be deducted from the benefits ultimately due.

          (b) Any distribution made pursuant to this Plan section shall only be made upon receipt of a written consent signed by the Participant and may not be repaid.

6.10.     Hardship Distributions

          (a) A Participant may request a withdrawal from his Account if the Participant has incurred a financial hardship, as described below.

          (b) A Participant shall be considered to have incurred a financial hardship if he has immediate and heavy financial needs that cannot be fulfilled through other reasonably available financial sources of the Participant. Immediate and heavy financial needs shall be limited to:

              (1) medical expenses described in Code section 213(d) previously incurred by the Participant, the Participant's Spouse, or any dependents of the Participant (as defined in Code section 152) or necessary for those persons to obtain medical care described in Code section 213(d);

              (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

              (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or his Spouse, children or dependents; or

              (4) payments necessary to prevent the eviction of the Participant from his personal residence or foreclosure on the mortgage of the Participant's principal residence.

          (c) The determination of financial hardship shall be made by the Plan Administrator in a uniform and nondiscriminatory manner in accordance with such standards as may be promulgated from time to time by the Internal Revenue Service.

          (d) A distribution will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are met:

              (1) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

              (2) the Participant has obtained all distributions, other than hardship withdrawals, and all non-taxable loans currently available under all plans maintained by an Affiliate;

              (3) the Participant's Elective Deferral Contributions to this Plan and to any other plan maintained by the Employer will be suspended for 12 months after receipt of the withdrawal; and

              (4) the Participant may not make Elective Deferral Contributions to this Plan or to any other plan maintained by an Affiliate for the calendar year that immediately follows the year of the withdrawal in excess of the limit in effect under Code section 402(g), minus the amount of the Participant's Elective Deferral Contributions to this Plan or any other plan maintained by an Affiliate for the year in which the withdrawal is made.

The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

          (e) A Participant who wishes to make a withdrawal shall apply in writing to the Plan Administrator, on forms provided by the Plan Administrator. The Participant must furnish such information in support of his application as may be requested by the Plan Administrator. The Plan Administrator shall determine the amount, if any, of the withdrawal that shall be made and may direct distribution of as much of the Participant's Elective Deferral Account as it deems necessary to alleviate or help alleviate the hardship.

          (f) The distribution shall be made as soon as possible after the hardship withdrawal is approved. The Plan Administrator may not authorize a hardship withdrawal in excess of the amount deemed necessary to alleviate the hardship.

          (g) The distribution will be made first from the Participant's Matching Account. Any remaining amounts will be distributed from his Elective Deferral Account.

          (h) The amount of the withdrawal shall be made upon the Participant's Elective Deferral Account balance as of the Valuation Date next preceding the date of the withdrawal or, in the discretion of the Trustee, may be based upon the Participant's Elective Deferral Account balance as of a valuation date as close as practicable to the date of the withdrawal.

          (i) A distribution from a Participant's Elective Deferral Account on account of hardship is limited to the total of the Participant's Elective Deferral Contributions as of the date of distribution minus any prior distributions from his Elective Deferral Account, plus earnings credited to his Elective Deferral Account as of December 31, 1988.

6.11.     Qualified Domestic Relations Order Payments

          (a) This section applies to amounts that are subject to a Qualified Domestic Relations Order.

          (b) The Plan Administrator must establish reasonable written procedures for determining the qualified status of a domestic relations order and for administering distributions under a Qualified Domestic Relations Order. The Plan Administrator must promptly notify the Participant and each Alternate Payee of the receipt of a domestic relations order and of the procedures for determining its qualified status.

          (c) During the 18-month period beginning on the date on which the Plan Administrator receives a domestic relations order (or a modification of a domestic relations order) for determination as a Qualified Domestic Relations Order, the Plan Administrator must separately account for the amounts that would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

          (d) No benefits will be distributed to the Participant to whom a domestic relations order relates after the date on which the Plan Administrator receives the order (or modification of an order) for determination as a Qualified Domestic Relations Order and before the earliest of (i) the expiration of the 18-month period beginning on that date; (ii) the date on which the Plan Administrator determines that the order (or modification of an order) is a Qualified Domestic Relations Order; or (iii) the date the parties notify the Plan Administrator that they no longer intend to pursue a Qualified Domestic Relations Order with respect to the Participant's Account.

          (e) The Trustee shall make payments pursuant to a Qualified Domestic Relations Order as soon as practicable after the payment commencement date specified in the order. If specified in the Qualified Domestic Relations Order, distributions may be made to the Alternate Payee prior to the date that a Participant attains his "earliest retirement age" under the Plan as defined under Code section 414(p)(4), regardless of whether the Participant has separated from service on that date. To the extent that a contrary result is not specified in the Qualified Domestic Relations Order, payments to the Alternate Payee shall be made in a lump sum cash payment.

          (f) Upon determination that an order is a Qualified Domestic Relations Order, amounts subject to the Qualified Domestic Relations Order that are not immediately distributable may be segregated, as of the Valuation Date specified the Qualified Domestic Relations Order or if no such Valuation Date is specified, as of the Valuation Date coincident with or immediately preceding the date of segregation, into a separate account for the benefit of the Alternate Payee (the "QDRO Account"). To the extent established in the Qualified Domestic Relations Order, the QDRO Account will participate in the earnings, gains or losses of the Trust Fund in the same manner as a Participant's Account. An Alternate Payee may make withdrawals from his QDRO Account to the extent permitted under the terms of the Plan. Except as otherwise allowed to a Participant in the Plan, a distribution to the Alternate Payee from his QDRO Account will be made as soon as possible after the payment date specified in the order. The Qualified Domestic Relations Order may not specify payment in a form of distribution other than that provided for in Plan section 6.04.

          (g) If the value of the Alternate Payee's QDRO payment exceeds $3,500 as of the Valuation Date coincident with or preceding the date that such payments are distributable, then the Alternate Payee must consent to receive a distribution. Notwithstanding the preceding sentence, if the value of the Alternate Payee's QDRO payment does not exceed $3,500 as of the applicable Valuation Date, then the Trustee shall distribute such Account balance in a lump sum as soon as practicable following such Valuation Date.

          (h) Unless otherwise specified, a distribution made pursuant to a Qualified Domestic Relations Order will be charged proportionally against a Participant's Accounts, including the earnings thereon.

          (i) If a distribution is made to an Alternate Payee under a Qualified Domestic Relations Order before any amounts are segregated pursuant to subsection (f), in no event may the distribution exceed the nonforfeitable percentage of a Participant's Account balances under the Plan valued as of the Valuation Date on or immediately preceding the date of distribution, adjusted to reflect any subsequent gains or losses. If amounts are to be segregated pursuant to subsection (f), in no event may the amounts segregated into the QDRO Account exceed the nonforfeitable percentages of the Participant's Account balances under the Plan valued as of the Valuation Date on or immediately preceding the date of segregation, adjusted to reflect any subsequent gains and losses.

          (j) If the Alternate Payee dies prior to receiving his entire interest in his QDRO Account, any remaining interest in that account will be distributed in accordance with the Qualified Domestic Relations Order or in the event that the Qualified Domestic Relations Order does not specify the manner in which the Alternate Payee's interest in his QDRO Account will be distributed upon his death, in accordance with a beneficiary designation form completed by the Alternate Payee, or if the Alternate Payee makes no valid beneficiary designation, to his estate.

6.12.     Loans to Participants

          (a) A Participant who has become entitled to a benefit under the Plan may apply to the Plan Administrator in writing (on a form provided by the Plan Administrator for that purpose) for a loan from the Trust Fund in accordance with the rules and procedures set forth in this section.

              (1) Loans shall be made available to all Participants on a reasonably equivalent basis.

              (2) Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants.

              (3) Loans shall bear a reasonable rate of interest. The interest rate shall be determined by the Plan Administrator based on a rate of return commensurate with the prevailing interest rate charged on similar commercial loans by persons in the business of lending money.

              (4) Loans shall be adequately secured with assets of the Participant's Elective Deferral Account.

          (b) Any loan to a Participant, when added to the outstanding balance of all other loans from the Plan, including for purposes of this subsection all other qualified defined benefit and defined contribution plans maintained by the Employer, or by an Affiliate, to such Participant shall not exceed the lesser of:

              (1) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or

              (2) 50 percent of the Participant's Elective Deferral Account, valued as of the Valuation Date coincident with or immediately preceding approval of the loan request.

An assignment or pledge of any portion of the Participant's interest in the Plan will be treated as a loan under this Plan section.

          (c) No loan shall be made to a Participant for an amount less than $1,000. A Participant may not have more than two loans outstanding at any time, and, except in the case of an emergency, as determined in the sole discretion of the Plan Administrator, only one loan in any twelve-month period beginning with the date the loan is made may be approved.

          (d) Except as provided in the Plan loan procedures, any loan to a Participant shall be required to be repaid through payroll deductions.

          (e) Any loan to a Participant, by its terms, shall require that repayment (principal and interest) be amortized in level payments, made not less frequently than quarterly, over an period not to exceed five years. Notwithstanding the preceding sentence, if such loan is to be used to acquire a dwelling which, within a reasonable time, will be used (to be determined at the time such loan is made) as the principal residence of such Participant, the loan may provide for periodic repayment over a reasonable period of time that may not exceed ten years.

          (f) If a Participant's loan application is approved by the Plan Administrator, such Participant shall be required to sign a promissory note, loan agreement, and any other documents required to establish the loan and assign the applicable portion of his interest in the Plan as security for the loan.

          (g) A Participant loan shall be in default if any loan payment is not made before the last day of the calendar quarter following the calendar quarter in which the loan payment was due. In the event of default, the Plan Administrator shall reduce the Participant's vested Account balance by the
remaining principal and interest on his or her loan.   However, the Plan
Administrator shall not be required to commence such action immediately upon default. The Plan Administrator may delay the enforcement of the security interest until a distributable event occurs, provided that such delay will not cause the loss of principal or interest to the Plan.

          (h) A Participant's loan shall immediately become due and payable if such Participant terminates employment for any reason. If such Participant terminates employment, the Plan Administrator shall immediately request payment of principal and interest on the loan. If the Participant refuses payment following termination, the Plan Administrator shall reduce the Participant's Elective Deferral Account balance by the remaining principal and interest on his or her loan. If a Participant's Elective Deferral Account balance is less than the amount due, the Plan Administrator shall take whatever steps are necessary to collect the balance due directly from the Participant.

          (i) To the extent it is consistent with other provisions of the Plan, all loans made under this Plan section are considered directed investments of the borrowing Participant's Account. As such, all repayments of principal and interest made by the Participant shall be credited only to the Participant's Elective Deferral Account.

          (j) The Plan Administrator may adopt and announce additional loan rules not inconsistent with the provisions of this Plan section.

6.13.     Direct Rollovers

          (a) This Plan section applies to distributions under Plan section 6.02 or 6.04 made on or after January 1, 1993 that are Eligible Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would limit an election under this Plan section, a Participant, his Surviving Spouse or an Alternate Payee who is the Participant's Spouse or former Spouse, may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by such individual.

          (b)  Definitions

              (1) Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of a Participant, his Surviving Spouse or an Alternate Payee who is the Participant's Spouse or former Spouse, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the individual and the individual's designated Beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under Code section 401(a)(9);
           (iii) the portion of any distribution that is not includible in gross income; (iv) returns of Elective Deferral Contributions pursuant to Treasury Regulation section 1.415-6(b)(6)(iv); (v) returns of Excess Contributions, Excess Deferrals and Excess Aggregate Contributions pursuant to Treasury Regulation sections 1.401(k)-1(f)(4), 1.402(g)- 1(e)(3) and 1.401(m)-1(e)(3) and the income allocable to those corrective distributions; (vi) loans treated as distributions under Code section 72(p) and not excepted by Code section 72(p)(2) and loans in default that are deemed distributions; and (vii) similar items designated by the Commissioner of the Internal Revenue.

              (2) Eligible Retirement Plan means an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a Qualified Plan, that accepts the individual's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (c) The Plan Administrator may impose restrictions on the manner of payment under this Plan section consistent with applicable Treasury regulations.

          (d) The Plan Administrator shall provide to each Participant who is entitled to make an Eligible Rollover Distribution a notice that satisfies Code section 402(f) at least 30 but not more than 90 days before the Participant's Annuity Starting Date. A Participant may affirmatively elect to waive the minimum 30-day period, provided that he receives adequate information describing his right to a 30-day election.

                                  ARTICLE VII

                                 DEATH BENEFITS
                                 --------------


7.01.     General

          Upon death prior to his Annuity Starting Date, the amount credited to the Account of a Participant shall be distributed to the Participant's Beneficiary in accordance with the provisions of this Plan article. The amount to be distributed shall consist of the amount credited to the Participant's Account as of the Valuation Date coincident with or immediately following the date of his death, plus any amount that is subsequently allocated to his Account pursuant to Plan article IV.

7.02.     Death Distributions

          (a) If a Participant dies after distribution from his Account has begun, the remaining portion of his Account will continue to be distributed to his Beneficiary at least as rapidly as under the method of distribution being used prior to the Participant's death. The Beneficiary may elect any alternate form of benefit allowed under subsection (b) below.

          (b) If a Participant dies before distribution from his Account begins, distribution to the Beneficiary of the Participant's entire Account balance shall be completed by December 31 of the calendar year containing the first anniversary of the Participant's death in accordance with (1) or (2) below:

              (1) The Beneficiary may elect a single sum cash payment of the Participant's Account balance, valued as of the last day of the month containing the Participant's date of death and payable as soon thereafter as is practicable; or

              (2) The Beneficiary may elect a single sum cash payment of the Participant's Account Balance valued as of the last day of the Plan Year containing the Participant's date of death and payable as soon thereafter as is practicable, but no earlier than the first day of the next Plan Year.


                                     VII-1

7.03.     Designation of Beneficiary

          (a) A married Participant's Beneficiary is the Participant's Surviving Spouse unless the Spouse consents to the Participant's designation of a different Beneficiary. The Spouse must consent in writing to the specific non-Spouse beneficiary named in such designation. The designation must name a specific Beneficiary, including any class of Beneficiaries or contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without further spousal consent). The Spouse's consent must acknowledge the effect of the Participant's election and must be witnessed by a Plan representative or notary public. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary and that the Spouse voluntarily elects to relinquish such right. However, the consent of a Spouse will not be required if the Participant establishes to the satisfaction of the Plan Administrator that such written consent cannot be obtained because there is no Spouse or because the Spouse cannot be located. Any consent under this subsection is valid only with respect to the Spouse who signed the consent. Any evidence that the consent of a Spouse cannot be obtained is valid only with respect to that designated Spouse.

          (b) A Participant may designate a Beneficiary or Beneficiaries, indicating single, multiple, primary, or secondary Beneficiaries. Each designation must be in writing, signed by the Participant, delivered to the Plan Administrator, and if applicable under subsection (a), be consented to by the Participant's Spouse. Each designation by a Participant is revocable. A Participant's Beneficiary change is not effective until received by the Plan Administrator. The Plan Administrator, the Trustee, and an Employer are not liable for a failure to make a change between the time requested and the Participant's death unless the failure is willful or due to substantial negligence; and one party is not liable for the failure of another party.

          (c) If there is no valid Beneficiary designation by the Participant (together with a valid spousal consent described in subsection (a), if applicable) or if the designated Beneficiary or Beneficiaries fail to survive the Participant or are no longer in existence at his death, Beneficiary means the Participant's Surviving Spouse; and if there is no Surviving Spouse, the Participant's descendants, per stirpes; and if there is no Surviving Spouse or any such descendant, Beneficiary means the Participant's estate.


                                     VII-2

          (d) Despite the preceding subsections, to the extent provided in a Qualified Domestic Relations Order, Beneficiary means the Alternate Payee who is recognized by such Order as having a right to receive all or a portion of any benefits payable under the Plan on behalf of such Participant.


                                     VII-3

                                  ARTICLE VIII

                                  PLAN FUNDING
                                  ------------


8.01.     Trust Agreement

          (a) The Company, in order to establish a Trust Fund for the payment of benefits under the Plan, has entered into a Trust Agreement with the Trustee whereby Plan contributions will be held, invested, and applied to the payment of Plan benefits. The Trust Agreement refers to, and incorporates by reference, the Plan. The Trust Agreement specifically provides, inter alia, for the investment and reinvestment of the Trust Fund and its income, the management, control, and disbursement of the assets of the Trust Fund, the responsibilities and immunities of the Trustee, removal of the Trustee and the appointment of a successor or successors, accounting by the Trustee, and such other provisions as are not inconsistent with the provisions of the Plan and its nature and purposes.

          (b) The Trustee shall, in accordance with the terms of the Trust Agreement, accept and receive all sums of money and such other property paid and acceptable to it from time to time by the Employer, and shall hold, invest, reinvest, manage and administer such monies, properties, and increments, increases, earnings, and income as a Trust Fund for the exclusive benefit of those entitled to receive benefits under the Plan. The Trustee shall have no duty to inquire into the correctness of the amounts tendered to it by an Employer, nor to enforce the payment of any contributions under the Plan. The Trustee may maintain separate accounts for purposes of convenience, but the maintenance of such accounts shall not operate to vest an interest in the assets of the Trust Fund in any Participant except as provided by the other provisions of the Plan.

8.02.     Participant Directed Investments

          (a) Directed Investments. A Participant may direct the investment of his Account into any of the Trust Fund's Investment Funds described in Exhibit II to the Plan in accordance with the investment election procedures described below.

          The Investment Committee may add or delete Investment Funds from time to time. Participants shall be given notice of all changes in the Investment


                                     VIII-1

Funds offered under this Plan section. The availability of Investment Funds shall be administered in a uniform and nondiscriminatory basis with respect to all similarly situated Participants.

          (b) Election Procedures. Investment elections may be started or amended on any Entry Date. Each Participant may make an election hereunder on or before the 30th day preceding the investment election date for which it is to be effective. Any such election shall continue in effect until amended or revoked. Investment elections must be made in whole percentages and on forms prescribed by the Plan Administrator for that purpose. Separate elections shall be made for the investment of future contributions and existing Account balances.

          (c) Charges and Expenses. A Participant's Account may be charged for the reasonable expenses of carrying out his investment directions, provided that reasonable procedures are established to inform the Participant of any charges.

8.03.     Investment of Income

          Earnings on each Investment Fund collected by the Trustee, shall be credited to Participant Accounts, on the basis of his interest in that fund and the amounts so credited shall be reinvested in that fund.


                                     VIII-2

                                   ARTICLE IX


                           APPOINTMENTS AND ALLOCATION
                           ---------------------------

                           OF FIDUCIARY RESPONSIBILITY
                           ---------------------------


9.01.     Named Fiduciary

          A. T. Massey Coal Company, Inc. is the Named Fiduciary of the Plan. All powers granted to the Named Fiduciary by this Plan may be exercised by the Named Fiduciary's Designee. Except as provided in the Trust Agreements, all responsibilities not specifically delegated to another Fiduciary remain with the Named Fiduciary.

9.02.     Allocation of Responsibility

          The Named Fiduciary shall have the power to allocate fiduciary responsibilities among other named Fiduciaries and to designate Fiduciaries to carry out Fiduciary responsibilities in order to provide for the orderly operation and administration of the Plan. Any allocation, delegation, or other assignment of duties previously made is hereby confirmed and shall continue until such time as it is revoked, modified, or altered by the Named Fiduciary. The Named Fiduciary may permit any person to whom any authority or control has been granted to further allocate, delegate, or assign any or all such duties to such other person or entity as the Named Fiduciary may specify. A person or entity serving as a Fiduciary with regard to the Plan may serve in more than one Fiduciary capacity and may employ one or more persons to render advice with regard to his Fiduciary responsibilities hereunder. To the extent allowed by law, each Fiduciary's responsibility is limited to the duties allocated or designated to it.

9.03.     Plan Administrator

          (a) The Named Fiduciary's Designee may appoint a Plan Administrator or the Benefits Committee to administer the Plan. The Plan Administrator has only the responsibilities described in this Plan and those delegated by the Named Fiduciary's Designee and accepted by the Plan Administrator. The Plan Administrator has no responsibility for the control or management of the Trust Fund except as specifically provided in this Plan. If there is no Plan Administrator, the Named Fiduciary must assume all of the Plan Administrator's powers and duties until a Plan Administrator is named.

          (b) A Plan Administrator may resign only by delivering a written resignation to the Named Fiduciary. Such resignation will become effective thirty days after its receipt by the Named Fiduciary. The Named Fiduciary's Designee may remove a Plan Administrator by delivering written notice to that person. Any absence of a Plan Administrator arising from resignation, death, removal or other causes may be filled by the Named Fiduciary's Designee.

9.04.     Benefits Committee

          (a) The Named Fiduciary's Designee shall have the power to appoint a Benefits Committee which shall consist of as many persons as the Named Fiduciary's Designee wishes and which shall serve pursuant to Plan article X.

          (b) A member of the Benefits Committee may resign only by delivering a written resignation to the Named Fiduciary. Such resignation will become effective thirty days after its receipt by the Named Fiduciary. The Named Fiduciary's Designee shall have the power to remove a member of the Benefits Committee at its discretion for any reason by delivering a written notice to that person. Vacancies in the membership of the Benefits Committee arising from resignation, death, removal or other causes may be filled by the Named Fiduciary's Designee, but until a vacancy has been filled, the remaining members of the Benefits Committee possess the full powers and authority of the Benefits Committee.

9.05.     Trustee

          The Board shall have the power to appoint one or more Trustees, to remove a Trustee at its discretion upon 60 days' written notice unless a shorter period is agreed to, to appoint a successor to any Trustee who has resigned, has been removed, or has ceased to serve for any other reason, and to appoint a co-Trustee with the consent of the Trustee then serving. The Trustee may resign at any time upon 60 days' written notice to the Company unless a shorter period is agreed to. The appointment of any Trustee or co-Trustee shall become effective upon the Trustee's or co-Trustee's acceptance of the appointment in writing. Each Trustee shall hold and invest the assets of the Plan under a Trust established pursuant to a Trust Agreement between the Company and the Trustee. Each Trustee shall further carry out all duties assigned to it by the Plan or the applicable Trust Agreement. The Company shall promptly notify any insurance company from which policies or contracts have been purchased of any change in the Trustee.

9.06.     Investment Committee

          (a) The Named Fiduciary's Designee shall have the power to appoint an Investment Committee which shall consist of one or more persons as determined by the Named Fiduciary Designee in its sole discretion. The Investment Committee may name one of more Investment Managers for the Plan and may delegate any of all of its authority to one or more of those Investment Managers.

          (b) A member of the Investment Committee may resign only by delivering a written resignation to the Named Fiduciary. Such resignation will become effective thirty days after its receipt by the Named Fiduciary. The Named Fiduciary's Designee shall have the power to remove a member of the Investment Committee at its discretion for any reason by delivering a written notice to that person. Vacancies in the membership of the Investment Committee arising from resignation, death, removal or other causes may be filled by the Named Fiduciary's Designee, but until a vacancy has been filled, the remaining members of the Investment Committee possess the full powers and authority of the Investment Committee.

          (c) If an Investment Committee is not appointed, the Named Fiduciary must assume all of the Investment Committee's powers and duties until an Investment Committee is named.

9.07.     Errors and Omissions

          Individuals and entities charged with the administration of the Plan must see that it is administered in accordance with the terms of the Plan as long as the Plan does not conflict with the Code or ERISA. If an innocent error or omission is discovered in the Plan's operation or administration, and the Plan Administrator determines that it would cost more to correct the error than is warranted, and if the Plan Administrator determines that the error did not result in discrimination in operation or cause a qualification or excise-tax problem, then, to the extent that an adjustment will not, in the judgment of the Plan Administrator, result in discrimination in operation, the Plan Administrator may authorize any equitable adjustment it deems necessary or desirable to correct the error or omission, including but not limited to the authorization of additional Employer contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Participants in the same relative position they would have enjoyed if there had been no error or omission. Any contribution made pursuant to this section is an additional discretionary contribution.

9.08.     Fiduciary Discretion

          In discharging the duties assigned to it under the Plan, each Fiduciary has the discretion to interpret the Plan; adopt, amend and rescind rules and regulations pertaining to its duties under the Plan; and to make all other determinations necessary or advisable for the discharge of its duties under the Plan. Each Fiduciary's discretionary authority is absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to similarly situated individuals. The express grant in the Plan of any specific power to a Fiduciary with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of the Fiduciary to discharge its duties. A Fiduciary's decision is final and conclusive unless it is established that the Fiduciary's decision constituted an abuse of its discretion.

9.09.     Limitation of Liability

          (a) If permissible by law, the Plan Administrator and each member of the Benefits Committee serves without bond. If the law requires bond, the Plan Administrator must secure the minimum required (or any greater amount set by the Company) and obtain necessary payments according to Plan section 10.05. Except as otherwise provided in the Plan, the Plan Administrator and any member of the Benefits Committee is not liable for another Plan Administrator's or member's act or omission or for another Fiduciary's act or omission. To the extent allowed by law and except as otherwise provided in the Plan, the Plan

Administrator and any member of the Benefits Committee is not liable for any action or omission that is not the result of the Plan Administrator's or member's own negligence or bad faith.

          (b) As permitted by law, and as limited by any written agreement between the Company and the Plan Administrator or between the Company and the Benefits Committee or member in question, the Employers must indemnify and save the Plan Administrator and each member of the Benefits Committee harmless against expenses, claims, and liability arising out of being the Plan Administrator or a member of the Benefits Committee, except expenses, claims, and liability arising out of the individual's own negligence or bad faith. The Company may obtain insurance against acts or omissions of the Plan Administrator and the members of the Benefits Committee. If the Company fails to obtain insurance to indemnify, the Plan Administrator or a member of the Benefits Committee may obtain insurance and must be reimbursed according to Plan section
10.05 and to the extent not prohibited by law. At its own expense, the Company may employ its own counsel to defend or maintain, either in its own name or in the name of the Plan Administrator, the Benefits Committee, or any of its members, any suit or litigation arising under this Plan concerning the Plan Administrator, the Benefits Committee, or any of its members.

          (c) The Plan Administrator may name and, as to responsibilities assigned according to this Plan to the Benefits Committee, the Benefits Committee may name any other person as a Fiduciary in the process of delegating any responsibility and power of the Plan Administrator or of the Benefits Committee, and by naming that person, the Plan Administrator or the Benefits Committee limits its own duties and responsibilities to the extent specified in that delegation.

                                    ARTICLE X

                               PLAN ADMINISTRATION
                               -------------------


10.01.    General

          (a) The Plan Administrator is responsible for the operation and administration of the Plan, except to the extent its duties are allocated to or assumed by other persons or entities according to the terms of the Plan.

          (b) The Plan Administrator shall establish rules and procedures to be followed by Participants and Beneficiaries in filing applications for benefits and for furnishing and verifying proofs of any matter necessary to establish their rights to benefits or other rights in accordance with the Plan.

          (c) The Plan Administrator shall supply such full and timely information on all matters relating to the Plan as the Trustee, each Fiduciary and other persons performing services for the Plan may require for the effective discharge of their respective duties.

10.02.    Duties of Plan Administrator

          It shall be the duty of the Plan Administrator or such persons as it may designate to handle the day-to-day operations of the Plan including the enrollment of Participants; the distribution of booklets, notices and other information regarding the Plan; maintaining Beneficiary designation forms; and communicating all other matters relating to Participants' participation and entitlement to benefits to each Fiduciary and other persons performing services for the Plan as may be necessary to enable them to discharge their duties under the Plan. The Plan Administrator or such persons as it may designate shall carry out the duties in a uniform, equitable, and nondiscriminatory manner with regard to all Participants or Beneficiaries under similar circumstances.

10.03.    Disclosure

          (a) The Plan Administrator shall see that descriptions of the Plan are prepared for filing with the Department of Labor and shall make available to

Participants and Beneficiaries receiving benefits under the Plan a summary of the Plan at such place and at such times as may be required by federal statutes and regulations.

          (b) The Plan Administrator shall arrange for the preparation and filing of such annual reports, including financial statements of the Plan's assets and liabilities, schedules, receipts and disbursements and changes in financial position in such form, at such place and at such times as may be required by federal statutes and regulations. The Plan Administrator shall furnish annually to all Participants and Beneficiaries receiving benefits under the Plan a copy of a summary of the financial statement of the Plan's assets and liabilities and schedules of receipts and disbursements and such other material as is necessary to fairly summarize the latest annual report at such times and to the extent required by federal statutes and regulations.

          (c) The Plan Administrator shall also make available at its principal office copies of the Plan, any Trust Agreement, copies of any contracts relating to the Plan, descriptions of the Plan, and annual reports for examination by any Participant or Beneficiary.

          (d) Upon the written request of any Participant or Beneficiary receiving benefits under the Plan, the Plan Administrator shall furnish him a copy of the latest updated summary plan description, plan description, latest annual report, and a copy of the Plan and Trust Agreement. The Plan Administrator may make a reasonable charge for the costs of furnishing such copies not otherwise required to be provided to such Participant or Beneficiary without charge as a matter of law.

10.04.    Annual Accountings

          To the extent required by law, the Plan Administrator shall engage, on behalf of all Participants, an independent qualified public accountant designated by the Company, to certify and render an opinion that the financial statements and schedules prepared in conjunction with the Plan are presented fairly and are in conformity with generally accepted accounting principles.

10.05.    Expenses and Compensation

          Reasonable expenses incurred in the administration of the Plan, including reasonable legal and accounting expenses, compensation for services rendered to the Plan, and reimbursement of expenses actually and properly incurred by persons who are not otherwise compensated for providing services to the Plan shall be paid by the Trustee out of the Trust Fund. In its discretion, the Company may pay such expenses. No Employee of the Company or an Affiliate shall be entitled to compensation for his services with respect to the Plan other than his normal compensation received as an employee of an Employer, but he shall be entitled to reimbursement for his reasonable expenses incurred in the administration of the Plan.

10.06.    Directions to Trustee

          (a) Except as provided in Plan section 8.02, the Investment Committee shall have the right to direct the Trustee with respect to the investment of all or a designated part of the Trust Fund (other than the portion of the Trust Fund subject to the control of an Investment Manager), either directly or indirectly through such agents as it may retain to direct the investment of the Trust Fund.

          (b) All directions from the Employer to the Trustee shall be in writing from the Plan Administrator, or such other person or persons as may be appointed in writing by the Plan Administrator. The Trustee shall rely on and shall act in accordance with such directions, unless the Trustee knows or should know that the directions constitute a breach of that person's or entity's or its own obligations under the Plan.

10.07.    Recapture of Payments

          (a) By error, it is possible that payments to a Participant or Beneficiary may exceed the amounts to which the recipient is entitled. When notified of the error, the recipient must return the excess to the Trust Fund. This requirement is limited where explicit statutory provisions require limitation.

          (b) To prevent hardship, repayment under subsection (a) may be made in installments, determined in the sole discretion of the Benefits Committee. A repayment arrangement, however, may not be contrary to law, and it may not be used as a disguised loan.

          (c) If the Trustee or Trustees are authorized by statute to recover some payments, no Plan provision may be construed to contravene the statute.

10.08.    Claims Procedure

          (a) Claims for benefits under the Plan may be submitted to the Plan Administrator or such persons as it may designate in writing who shall have the initial responsibility for determining the eligibility of any Participant or Beneficiary for benefits. Such claims for benefits shall be made in writing and shall set forth the facts which such Participant or Beneficiary believes to be sufficient to entitle him to the benefit claimed. The Plan Administrator may adopt forms for the submission of claims for benefits in which case all claims for benefits shall be filed on such forms.

          (b) On receipt of a claim, the Plan Administrator must respond in writing within 90 days. If necessary, the Plan Administrator's first notice must indicate any special circumstances requiring an extension of time for the Plan Administrator's decision. The extension notice must indicate the date by which the Plan Administrator expects to give a decision. An extension of time for processing may not exceed 90 days after the end of the initial 90 day period.

          (c) If a claim is wholly or partially denied, the Plan Administrator must give written notice within the time provided in subsection (b). If notice that a claim has been denied is not furnished within that time, the claim is deemed denied. An adverse notice must be written in a manner calculated to be understood by the claimant and must include (i) each reason for denial; (ii) specific references to the pertinent provisions of the Plan or related documents on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why that material or information is needed; and (iv) appropriate information about the steps to be taken if the claimant wishes to submit the claim for review.

          (d) A claimant's proper written request for review must be received by the Plan Administrator no less than 60 days after the claimant's receipt of notice that a claim has been denied. The Plan Administrator may appoint a committee to review benefit claims, which must review any claim that was denied. If no committee is appointed, the Plan Administrator will process any valid claim.

          (e) The committee appointed to review claims must determine whether there will be a hearing. Before any hearing or review of the Participant's claim, the claimant or a duly authorized representative may review all Plan documents and other papers that affect the claim and may submit issues and comments in writing. Any committee appointed to review claims must schedule any hearing to give sufficient time for this review and submission, giving notice of the schedule and deadlines for submission.

          (f) The decision on review must be furnished to the claimant in writing within 60 days after the request for review is received, unless special circumstances require an extension of time for processing. If an extension is required, written notice of the extension must be furnished to the claimant before the end of the 60-day period and the decision then must be given as soon as possible, but not later than 120 days after the request for review was received. The decision on review must be written in a manner calculated to be understood by the claimant and must include specific reasons for the decision and specific references to the pertinent provisions of the Plan or related documents on which the decision is based. If the decision on review is not received by the claimant within the time required in this subsection, the claim is deemed denied on review.

          (g) If a committee is appointed and if such committee has regularly scheduled meetings at least quarterly, the rules in this subsection govern the time for the decision on review and supersede the rules in subsection (f). If the claimant's written request for review is received more than 30 days before a meeting, a decision on review must be made at the next meeting after the request for review has been received. If the claimant's written request for review is received 30 days or less before a meeting of the committee, the decision on review must be made at the committee's second meeting after the request for review has been received. If an extension of time is required, written notice of the extension must be furnished to the claimant before the extension begins. If notice that a claim has been denied on review is not received by the claimant within the time required in this subsection, the claim is deemed denied on review.

          (h) All good-faith determinations by the Plan Administrator are conclusive and binding on all persons, and there is no right of appeal except as provided above.

10.09.    Benefits Committee

          (a) Powers and Duties. The Benefits Committee shall have all duties specifically allocated to it hereunder or which are delegated to it by the Named Fiduciary's Designee, and shall have all necessary powers to carry out those duties. The Benefits Committee shall have the power to construe the Plan and to determine all questions that arise thereunder.

          (b) Indemnification. The Employer shall indemnify and save harmless each and all of the members of the Benefits Committee from the effect and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct or gross negligence.

          (c) Abstention. A member of the Benefits Committee who is also a Participant in the Plan shall abstain from any action which directly affects him as a Participant in a different manner than other similarly situated Participants. In the event of an abstention, matters shall be decided by the remaining members of the Benefits Committee. Nothing herein, however, shall prevent any member of the Benefits Committee who is also a Participant or Beneficiary from receiving any benefit to which he may be entitled, so long as the benefit is computed and paid on a basis that is consistently applied to all other Participants or Beneficiaries.

          (d) Agents and Counsel. The Benefits Committee may engage agents to assist it in its duties and may consult with counsel, who may be counsel for the Employer, with respect to the meaning or construction of this document and its obligations hereunder, or with respect to any action, proceeding, or question of law related thereto.

          (e) Officers. The Benefits Committee shall choose a chairman from its members and may appoint a secretary to keep such records of the acts of the Committee as may be necessary. The secretary may, but need not, be a member of the Committee. The secretary may perform any and all purely ministerial acts which may be delegated to him by the Committee.

          (f) Majority Vote. The Benefits Committee shall act by a majority of its members in office at the time and may take action either by a vote at a meeting or in writing without a meeting. If there is a tie vote by a Committee or other inability of a Committee to act, the Named Fiduciary's Designee must decide the question.

          (g) Rules and Regulations. The Benefits Committee may formulate such rules and regulations which are not inconsistent with the purposes of the Plan as it may deem necessary to enable it to carry out its duties hereunder.

10.10.    Investment Committee

          (a) Powers and Duties. The Investment Committee shall have all duties specifically allocated to it hereunder or which are delegated to it by the Named Fiduciary's Designee, and shall have all necessary powers to carry out those duties. The Benefits Committee shall have the power to construe the Plan and to determine all questions that arise thereunder.

          (b) Indemnification. The Employer shall indemnify and save harmless each and all of the members of the Investment Committee from the effect and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct or gross negligence.

          (c) Abstention. A member of the Investment Committee who is also a Participant in the Plan shall abstain from any action which directly affects him as a Participant in a different manner than other similarly situated Participants. In the event of an abstention, matters shall be decided by the remaining members of the Investment Committee. Nothing herein, however, shall prevent any member of the Investment Committee who is also a Participant or Beneficiary from receiving any benefit to which he may be entitled, so long as the benefit is computed and paid on a basis that is consistently applied to all other Participants or Beneficiaries.

          (d) Agents and Counsel. The Investment Committee may engage agents to assist it in its duties and may consult with counsel, who may be counsel for the Employer, with respect to the meaning or construction of this document and its obligations hereunder, or with respect to any action, proceeding, or question of law related thereto.

          (e) Officers. The Investment Committee shall choose a chairman from its members and may appoint a secretary to keep such records of the acts of the Committee as may be necessary. The secretary may, but need not, be a member of the Committee. The secretary may perform any and all purely ministerial acts which may be delegated to him by the Committee.

          (f) Majority Vote. The Investment Committee shall act by a majority of its members in office at the time and may take action either by a vote at a meeting or in writing without a meeting. If there is a tie vote by a Committee or other inability of a Committee to act, the Named Fiduciary's Designee must decide the question.

          (g) Rules and Regulations. The Investment Committee may formulate such rules and regulations which are not inconsistent with the purposes of the Plan as it may deem necessary to enable it to carry out its duties hereunder.

10.11.    Asset Transfers

          (a) Transfer Contributions are trustee-to-trustee transfers of assets or liabilities according to Code section 414(l). The Plan Administrator may not accept Transfer Contributions that will cause any portion of this Plan to become a plan to which Code section 401(a)(11) applies, nor may the Plan Administrator accept Transfer Contributions from a Plan that is not sponsored by an Affiliate or Related Entity.

          (b) If any benefit rights or features have attached to those Transfer Contributions that are not generally available with respect to other amounts that are held under the Plan, the Plan Administrator must ensure that all such Transfer Contributions and the earnings (and loss) allocations thereon are allocated to a separate subaccount. The Plan Administrator must communicate to the affected Participants the distribution rights or other benefit rights and features that are available with respect to those amounts, and the Plan Administrator must ensure that those benefit rights and features are protected in accordance with Code section 411(d)(6).

                                   ARTICLE XI

                      AMENDMENT AND TERMINATION OF THE PLAN
                      -------------------------------------


11.01.    Amendment of the Plan

          The Board or the Executive Committee of the Board shall have the right to modify, alter, or amend the Plan or the Trust Agreement in whole or in part by a majority vote of its members at a meeting, by unanimous consent in lieu of a meeting or in any other manner permissible under applicable state law. In addition, the Board or the Executive Committee of the Board may delegate to an appropriate officer or officers or committee of the Company, all of part of the authority to amend the Plan or Trust Agreement. No amendment may increase the duties, powers, and liabilities of the Trustee without its written consent nor may it affect adversely the benefits of persons who have retired or the benefits that have accrued prior to the effective date of such action. No amendment, modification, or alteration shall have the effect of revesting in any Employer any part of the principal or income of the Fund or any policies or contracts issued pursuant to the Plan. Except as otherwise allowed by Treasury regulations, no amendment may eliminate or reduce an early retirement benefit or a retirement-type subsidy (as defined in applicable Treasury regulations) or eliminate an optional form of benefit with respect to benefits attributable to service before the amendment.

11.02.    Termination of the Plan

          (a) While the Company expects to continue the Plan indefinitely, continuance of the Plan is not assumed as a contractual obligation. The Company reserves the right, on behalf of all Employers, to discontinue Employer contributions and to terminate the Plan at any time by action of the Board in accordance with the procedures set forth in Plan section 11.01. An Employer reserves the right to discontinue Employer contributions and to terminate the Plan on behalf of its Employees at any time by action of its board of directors.

          (b) The Company shall give notice to the Plan Administrator and the Trustee at least 30 days prior to the effective date of termination. The Plan shall terminate without notice on the bankruptcy, insolvency or termination of business of the Company, or the complete discontinuance of Employer contributions.

          (c) On termination of the Plan (or in the event of a complete or partial termination, or complete discontinuance of contributions or curtailment), the interests of present Participants (to the extent affected by such action) in their Account balances as of the date of such event shall be nonforfeitable. The Company may elect to continue the Trust in effect, in which case the Trustee shall continue to administer the Trust in accordance with the provisions of the Plan and the Trust Agreement for the sole benefit of the Participants or Beneficiaries who are then receiving or entitled to receive future benefits; or the Company may elect to discontinue the Trust, in which case the benefits of Participants and Beneficiaries shall be distributed as provided in Plan articles VI and VII. In the event of a termination, no further contributions will be made to the Plan by the Employers or by the Participants, and the sole recourse of Participants and Beneficiaries for benefits due under the Plan shall be to Plan assets.

          (d) The Employer may discontinue the Trust and distribute each individual's interest in a single lump sum.

11.03.    No Reversion to Employer

          The Employer has no beneficial interest in the Trust Fund, and no part of the Trust Fund shall ever revert or be repaid to the Employer, directly or indirectly, except as provided in Plan sections 3.07 and 11.02 if, and to the extent, permitted by the Code, ERISA and applicable regulations thereunder.

11.04.    Merger, Consolidation and Transfer of Assets or Liabilities

          (a) No merger or consolidation with, or transfer of assets or liabilities to this Plan or from this Plan to any other plan shall be made, unless each Participant would receive immediately after such event a benefit (determined as if the Plan had terminated at that time) which is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such event had the Plan terminated at that time.

          (b) Subject to subsection (a), the Trustee, with the consent of the Company, may transfer the vested Account of a terminated Participant to another Qualified Plan or Trust that accepts such transfers. Any amounts transferred under this subsection must be fully vested and separately accounted for.

                                   ARTICLE XII

                               GENERAL PROVISIONS
                               ------------------


12.01.    Qualification

          This Plan has been created for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. The Plan shall be interpreted in a manner consistent with applicable provisions of the Code and of ERISA. Except as permitted by law, under no circumstances shall any funds contributed to this Plan, any assets of this Plan held under any Trust Agreement or income attributable to such assets, revert to or be used or enjoyed by an Employer, nor shall any such funds, assets or income ever be used or diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries, except as provided in Plan article III.

12.02.    No Guarantees

          (a) Neither the Trustee, the Company, nor any other Employer in any way guarantees the payment of any benefit or amount that may become due under the Plan to any Participant or retired Participant, or to the legal representative or Beneficiary of any such Participant or retired Participant. Neither the Trustee, the Company, nor any Employer guarantees the payment by any insurance company of any benefit or amount that may be due under any policy or contract. Each Participant, retired Participant, or legal representative or Beneficiary of any deceased or retired Participant, shall look solely to the assets of the Trust Fund for the payment of benefits under the Plan.

          (b) The Plan shall not be deemed to constitute a contract between any Employer and an employee, or to be consideration or inducement for the employment of any employee by any Employer. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of any Employer or to interfere with the rights of such Employer to discharge or to terminate the service of any employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

                                     XII-1

12.03.    Limits on Assignment

          Except as allowed by Code section 401(a)(13) with respect to Qualified Domestic Relations Orders, Plan benefits may not be anticipated, assigned (either at law or in equity), alienated, or subject to attachment, garnishment, levy, execution, or other legal or equitable process.

12.04.    Discharge of Liability

          Any payment to a person entitled to a benefit under the Plan, or to the legal representative of such person to the extent thereof (including any Plan benefits that become payable to a Participant or Beneficiary who is a minor or who, in the opinion of the Plan Administrator, is not legally capable of giving valid receipt and discharge for such benefits), shall be in full satisfaction of all claims hereunder against the Trustee, the Plan Administrator, and the Employers, any of whom may require the person receiving such payment, as a condition precedent to such payment, to execute a receipt and release in such form as shall be determined by the Trustee, the Plan Administrator, or the Employers, as the case may be.

12.05.    Unclaimed Benefits

          If the Trustee cannot make payments of any amount to a Participant or Beneficiary within a reasonable time after the amount becomes payable because the person's identity or whereabouts cannot be determined by the end of the reasonable period, all amounts that would have been payable to that Participant or Beneficiary must be segregated by the Trustee and then dealt with by the Trustee according to the laws of the state in which the Participant was last employed by an Employer that pertain to abandoned intangible personal property held in a fiduciary capacity.

12.06.    Construction

          (a) This Plan has been created for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. The Plan shall be interpreted in a manner consistent with applicable provisions of the Code and of ERISA.

                                     XII-2

          (b) Except as otherwise may be required by the controlling law of the United States, the Plan shall be construed, administered, and enforced in accordance with the laws of the Commonwealth of Virginia (except to the extent that its choice-of-law rules would require the application of a state law other than Virginia).

          (c) The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions of the Plan.

          (d) In the construction of the Plan the masculine shall include the feminine and the singular, the plural in all cases where such meanings are indicated by the context.

12.07.    Misstatement of Fact

          Notwithstanding anything to the contrary contained in this Plan, if a Participant at any time misstates any fact relevant to the operation of this Plan, the matter must be referred to the Benefits Committee as soon as such misstatement is discovered. The Benefits Committee may, in its absolute discretion, make any decision and give any instructions it determines to be equitable under the circumstances. The Benefits Committee is not liable for any action or nonaction taken by it in good faith in such cases.

12.08.    Adoption by Affiliate

          With the approval of the Company's Board and in accordance with such terms and conditions as it may require, any other business that is an Affiliate of the Company may take appropriate action through its board of directors and become a party to the Plan as a participating Employer. To become a participating Employer, a business must adopt this Plan as a Qualified Plan for its employees. A business that becomes a participating Employer must promptly deliver to the Trustee a copy of the resolutions or other documents evidencing its adoption of the Plan or a similar Qualified Plan and also a written instrument showing the Company's Board's approval of the adopting entity's status as a participating Employer under this Plan and as a party to the Trust Agreement.

                                     XII-3

                                 SIGNATURE PAGE
                                 --------------


          As evidence of its adoption of the Coal Company Salary Deferral and Profit Sharing Plan, the Company has caused this document to be executed by its duly authorized officer as of the ____ day of __________, 1994.



                                              A. T. MASSEY COAL COMPANY, INC.



                                              By ______________________________

                                   APPENDIX A

                               BENEFIT LIMITATIONS
                               AND TOP-HEAVY RULES
                                       FOR
                                  COAL COMPANY
                     SALARY DEFERRAL AND PROFIT SHARING PLAN



                               Effective First Day
                                       of
                              First Limitation Year
                              Beginning After 1982



                                     XII-6

                                TABLE OF CONTENTS
                                -----------------

Section                                                  Page
-------                                                  ----


INTRODUCTION.................................        Introduction-1


ARTICLE I DEFINITIONS

1.01.  Aggregation Group.....................        A-I-1
1.02.  Annual Addition.......................        A-I-1
1.03.  Annual Benefit........................        A-I-1
1.04.  Defined Benefit Plan..................        A-I-2
1.05.  Defined Contribution Plan.............        A-1-2
1.06.  Determination Date....................        A-I-2
1.07.  Earnings..............................        A-I-2
1.08.  Excess Annual Additions...............        A-I-3
1.09.  Interest..............................        A-I-4
1.10.  Key Employee..........................        A-I-4
1.11.  Limitation Year.......................        A-I-4
1.12.  Non-Key Employee......................        A-I-5
1.13.  Permissive Aggregation Group..........        A-I-5
1.14.  Projected Annual Benefit..............        A-I-5
1.15.  Required Aggregation Group............        A-I-5
1.16.  Suspense Account......................        A-I-6
1.17.  Test Accrued Benefit..................        A-I-6
1.18.  Top-Heavy Group.......................        A-I-6
1.19.  Top-Heavy Plan........................        A-I-6
1.20.  Top-Heavy Valuation Date..............        A-I-7


ARTICLE II  LIMITATIONS

2.01.  Contribution Limitations..............       A-II-1
2.02.  Multiple Plan Participation...........       A-II-1
2.03.  Suspense Account Allocations..........       A-II-3

                                TABLE OF CONTENTS
                                -----------------

Section                                                  Page
-------                                                  ----


ARTICLE III  TOP-HEAVY RULES

3.01.  Top-Heavy Years.......................      A-III-1
3.02.  Special Top-Heavy Definitions.........      A-III-1
3.03.  Top-Heavy Determination...............      A-III-1
3.04.  Interests Measured....................      A-III-2
3.05.  Treatment of Rollovers and Transfers..      A-III-5
3.06.  Minimum Benefits for Top-Heavy Plans..      A-III-6
3.07.  Aggregate Contribution and Benefit
       Limitations...........................     A-III-10

                                   APPENDIX A

                                  INTRODUCTION
                                  ------------


          This Appendix has been adopted as part of the Coal Company Salary Deferral and Profit Sharing Plan (the Plan) as a method of assuring compliance with sections 415 and 416 of the Internal Revenue Code of 1986, as amended (the
Code).  This Appendix is part of the Plan.

          The provisions of Appendix A Article II and certain related definitions in Appendix A Article I are intended to assure that the Plan continues to qualify by not exceeding the limitations of Code section 415 without losing any special benefit or contribution allowance (including transitional allowances) permitted under law. The first two articles of this Appendix supersede any conflicting provision in the Plan that relates to contribution limitations under Code section 415.

          The provisions of Appendix A Article III and certain related definitions in Appendix A Article I are intended to assure compliance with Code section 416. The third article of this Appendix contains provisions to determine whether this Plan (considered together with other Qualified Plans if that is required by Code section 416(g)(2)) is a top-heavy plan as defined in Code section 416(g). Appendix article III also contains provisions designed to assure compliance by this Plan with Code sections 416(b), 416(c), and 401(a)(17) if that is necessary to retain the Plan's status as a Qualified Plan.

          The definitions in Appendix A Article I may duplicate or parallel the definitions in the Plan. Unless otherwise indicated in the Plan, this Appendix's definitions apply only to this Appendix's operative provisions and do not apply to the Plan's provisions not superseded by this Appendix.

          This Appendix must be construed in a manner consistent with its purpose.

                                 INTRODUCTION-1

                                   APPENDIX A

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------


1.01. Aggregation Group means either a Required Aggregation Group or a Permissive Aggregation Group. An Aggregation Group consists of two or more Employer- or Affiliate-maintained Qualified Plans.

1.02. Annual Addition means, for any Limitation Year, the sum of allocations to a Participant's Account attributable to (i) Employer contributions, (ii) for Limitation Years beginning before January 1, 1987, the lesser of a Participant's nondeductible contributions in excess of six percent of his total Earnings for the Limitation Year or one-half of his nondeductible contributions and, for Limitation Years beginning after December 31, 1986, the Participant's nondeductible contributions, and (iii) any forfeitures. Any Excess Deferrals (to the extent not distributed under Plan section 4.06), Excess Contributions, or Excess Aggregate Contributions shall be treated as Annual Additions for the Limitation Year. Amounts allocated to an individual medical account, as defined in Code section 401(h)(6) and referred to in Code section 415(l)(1), that is part of a Defined Benefit Plan maintained by an Employer or a Related Entity are treated as Annual Additions to a Defined Contribution Plan. Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate Account of a Key Employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as defined in Code section 419(e)) maintained by an Employer or a Related Entity are treated as Annual Additions to a Defined Contribution Plan.

1.03. Annual Benefit means a benefit payable in the form of a straight-life annuity (with no ancillary benefits) under a plan to which employees do not contribute and under which no Rollover Contributions are made. If a benefit under a plan is payable in any form other than a straight life annuity or if the employees contribute to the plan or make Rollover Contributions, the determination as to whether the limitations described in this section have been satisfied must be made by adjusting that benefit so that it is equivalent in value, according to applicable Treasury regulations, to the Annual Benefit. For purposes of this definition, any ancillary benefit that is not directly related to retirement income benefits must not be taken into account. Any benefits that


                                 APPENDIX A-I-1
are ancillary within the definitions in Treasury Regulation section 1.411(a)- 7(a)(1) are ancillary benefits for purposes of this definition. Annual Benefit does not include that portion of any joint and survivor annuity (as defined in Code section 417(b)), in excess of the sum of the value of a straight-life annuity beginning on the same date and the value of any includable post-retirement death benefits that would be payable even if the annuity were not in the form of a joint and survivor annuity. For purposes of adjusting any benefit under this section for Plan Years beginning after December 31, 1982, the interest rate assumption must not be less than the greater of five percent or the rate specified in the plan and no adjustments under Code section 415(d)(1) may be taken into account before the year for which such adjustment first takes effect.

1.04. Defined Benefit Plan means any plan established and qualified under Code section 401 or 403, other than and to the extent it is not treated as a Defined Contribution Plan. For purposes of limitations on benefits and contributions, however, a Defined Benefit Plan that provides a benefit derived from employer contributions and that is based partly on the balance of the separate account of a Participant is treated as a Defined Contribution Plan to the extent that benefits are based on the Participant's separate account and as a Defined Benefit Plan for the remaining part of the benefits under the Plan.

1.05. Defined Contribution Plan means a pension, profit-sharing, or stock-bonus plan established and qualified under Code section 401 or 403 that provides an individual account for each Participant and for benefits based solely on the amount contributed to each Participant's account, together with any income, expenses, gains, losses, and any forfeitures of accounts of other Participants that may be allocated to that Participant's account.

1.06. Determination Date means the date for a Qualified Plan that is the last day of that Qualified Plan's preceding Plan Year or, for a Qualified Plan's first Plan Year, the last day of that first Plan Year.

1.07. Earnings, for any relevant period, means an individual's wages, salaries for personal services, and other amounts received from the Employers and their Related Entities for personal services actually rendered. Earnings comprise, but are not limited to, commissions paid salesmen; compensation for services on the basis of percentage of profits; commissions on insurance premiums; tips; bonuses; fringe benefits; reimbursements and expense allowances; and other amounts permissibly included according to Treasury regulations as the


                                 APPENDIX A-I-2
base for computing statutory limits on Annual Benefits and Annual Additions. Earnings do not mean deferred compensation, income attributable to the receipt or exercise of certain stock options, and other similar items that receive special tax benefits and are excluded according to Treasury regulations from the base for computing those statutory limits. When computed for any Limitation Year, Earnings are those paid (or deemed paid if the Plan operates to provide benefits according to accrued Earnings) or made available to the Participant within the Limitation Year. For Limitation Years beginning after December 31, 1991, Earnings are those paid or made available to the Participant within the Limitation Year.

          For purposes of Plan sections 1.26 and 1.28 and this Appendix A article III, for Plan Years beginning after December 31, 1988, annual Earnings for an Employee taken into account under the Plan for any year must not exceed the statutory limits of Code section 401(a)(17) for such year. For Plan Years beginning after December 31, 1988 and before January 1, 1994, the limit is $200,000 as adjusted. For Plan Years beginning on or after January 1, 1994, the limit is $150,000 as adjusted.

          In determining the Earnings for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except in applying such rules the term "family" shall include only the spouse of the employee and any lineal descendants of the employee who have not attained age 19 before the end of the Plan Year. If, as a result of the application of such rules, the adjusted Code section 401(a)(17) limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Earnings as determined prior to the application of this limitation.

1.08. Excess Annual Additions are amounts that cannot be Annual Additions in the Plan for a Limitation Year because of a forfeiture allocation or a reasonable error in estimating a Participant's Earnings or in estimating the amount of Elective Deferral Contributions that may be allocated to his Account or any other reason allowed by Treasury regulations. Excess Annual Additions must be returned to the contributor, if that is allowed by law. Otherwise, Excess Annual Additions are governed by Appendix A section 2.02(c).

1.09.     Interest is defined in Appendix A section 3.04.

1.10. Key Employee means with respect to any Plan Year, any employee, former employee or other individual described in Code section 416(i)(1) or a

                                 APPENDIX A-I-3
person related according to Code section 416(i)(5) to such an individual who at any time during the Plan Year containing the Top-Heavy Determination Date for that Plan Year or during any of the four preceding Plan Years is

          (a) an officer of the Employer or an Affiliate having total annual Earnings from the Employer and any Affiliate for a Plan Year greater than 50 percent of the dollar limitation in effect under Code section 415(b)(1)(A) for the calendar year in which the Plan Year ends;

          (b) one of the 10 Employees having total annual Earnings from the Employer and any Affiliate for a Plan Year greater than the dollar limitation in effect under Code section 415(c)(1)(A) for the calendar year in which the Plan Year ends and owning the largest interest in the Employer or an Affiliate;

          (c) an owner of more than five percent of the outstanding stock or stock possessing more than five percent of the total voting power of a corporate Employer or Affiliate, or is an owner of more than five percent of the capital or profits interest in an Employer or an Affiliate that is not a corporation; and

          (d) a one-percent owner of the outstanding stock or voting stock or the capital or profits interest in the Employer or an Affiliate who has total annual Earnings from the Employer and any Affiliate for a Plan Year of more than $150,000.

          For purposes of Appendix A section 3.03, an individual's status as a Key Employee is based on the Plan Year containing the Determination Date and is based on his Earnings. For purposes of Appendix A sections 3.06 and 3.07, an individual's status as a Key Employee is based on the Plan Year to which those parts are being applied.

1.11.     Limitation Year means the Plan Year.

1.12. Non-Key Employee means an employee, former employee or other individual described in Code section 416(i)(5) who is not a Key Employee or a person related according to Code section 416(i)(5) to such an individual. For purposes of Appendix A section 3.03, an individual's status as a Non-Key Employee is based on the Plan Year containing the Top-Heavy Determination Date. For purposes of Appendix A sections 3.06, 3.07 and 3.08, an individual's status as a Non-Key Employee is based on the Plan Year to which those parts are being applied.


                                 APPENDIX A-I-4

1.13. Permissive Aggregation Group means an Aggregation Group created at the election of the Company for purposes of determining top-heaviness according to Appendix A section 3.03. It is created by adding one or more Employer-maintained or Affiliate-maintained Qualified Plans that are not part of a Required Aggregation Group to either (i) a Required Aggregation Group or (ii) a single Employer-maintained or Affiliate-maintained Qualified Plan in which a Key Employee is a participant during that plan's plan year containing the Determination Date or during any of the four preceding plan years.

1.14. Projected Annual Benefit, as to a Participant, equals the total of each Annual Benefit to which that Participant would be entitled under the terms of this Plan and all other Defined Benefit Plans maintained by the Employer or a Related Entity in which the Participant is a participant (assuming that the Participant continued employment until each such plan's normal retirement age or his current age, if later; that his Earnings continued at the same rate as in effect in the Limitation Year under consideration until those normal retirement ages; and that all other relevant factors used to determine benefits under each plan remained constant as of the current Limitation Year for all future Limitation Years).

1.15. Required Aggregation Group means an Aggregation Group consisting of all Employer-maintained or Affiliate-maintained Qualified Plans that have a Key Employee as a participant during the plan year containing the Determination Date or during any of the four preceding plan years. In addition, the Required Aggregation Group contains each other Employer-maintained or Affiliate-maintained Qualified Plan that enables any Qualified Plan described in the preceding sentence to meet the requirements of Code sections 401(a)(4) or 410. Any Employer-maintained or Affiliate-maintained qualified plan that terminated within the five-year period ending on the Top-Heavy Determination Date must be taken into account.

1.16.     Suspense Account means an Account required by Appendix A section
2.02.

1.17. Test Accrued Benefit means a cumulative accrued benefit (excluding amounts attributable to deductible employee contributions) under a Defined Benefit Plan determined for a current participant for that plan's first plan year according to subsection (a) or subsection (b) at the Company's election, and otherwise determined for a current participant according to subsection (c),


                                 APPENDIX A-I-5
and determined according to subsection (d) for an individual who is not a current participant.

          (a) The accrued benefit is determined as if the individual voluntarily terminated service as of the Determination Date.

          (b) The accrued benefit is determined as if the individual voluntarily terminated service as of the Top-Heavy Valuation Date, but taking into account the estimated accrued benefit as of the Determination Date.

          (c) The accrued benefit is determined as if the individual voluntarily terminated service as of the Top-Heavy Valuation Date.

          (d) The accrued benefit is the participant's remaining undistributed benefit as of the Determination Date.

The accrued benefit of any Participant (other than a Key Employee) shall be determined under the method that is used for accrual purposes under all Qualified Plans of the Employee or an Affiliate or, if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under Code section 411(b)(1).

1.18. Top-Heavy Group means an Aggregation Group that is determined to be top-heavy under Code section 416(g) and Appendix A section 3.03.

1.19. Top-Heavy Plan means a Qualified Plan that is determined to be a top-heavy plan as defined in Code section 416(g) and Appendix A section 3.03.

1.20. Top-Heavy Valuation Date, for a Qualified Plan's plan year, means the Qualified Plan's most recent valuation date occurring within a 12-month period ending at the end of the Determination Date for that plan year. A Defined Benefit Plan's Top-Heavy Valuation Date must be the same valuation date used for computing that plan's costs for determining minimum funding according to Code section 412 for the plan year that contains the Determination Date, regardless of whether a valuation is performed that year.


                                 APPENDIX A-I-6

                                   APPENDIX A

                                   ARTICLE II
                                   LIMITATIONS
                                   -----------


2.01.     Contribution Limitations

          (a) Effective for Limitation Years that before January 1, 1987, a Participant's Annual Additions for a Limitation Year must not exceed the lesser of (1) or (2) following:

              (1) $30,000 (adjusted for each Limitation Year to the dollar limitation determined by the Commissioner of Internal Revenue to be the maximum permissible dollar limitation under Code section 415(c)(1)(A) for such Limitation Year); or

              (2) 25 percent of the Participant's Earnings for the Limitation Year.

          (b) Effective for Limitation Years that begin after December 31, 1986, a Participant's Annual Additions for a Limitation Year may not exceed the lesser of (1) or (2) following:

              (1) the greater of $30,000 or one-fourth of the dollar limitation on Annual Benefits according to Code section 415(b)(1)(A) for that Limitation Year; or

              (2) 25 percent of the Participant's Earnings for the Limitation Year.

2.02.     Multiple Plan Participation

          (a) Effective for Limitation Years that begin after December 31, 1982, if an individual is participating or has participated in both the Plan and an Employer-maintained or a Related Entity-maintained Defined Benefit Plan, the sum


                                APPENDIX A-II-1
of the Participant's Defined Benefit Plan Fraction and his Defined Contribution Plan Fraction for any Limitation Year may not exceed 1.0.

              (1) For purposes of this subsection, a Participant's Defined Benefit Plan Fraction for any year is a fraction the numerator of which is his Projected Annual Benefit under a Related Entity-maintained Defined Benefit Plan (determined as of the close of the year) and the denominator of which is the lesser of

                   (A) the product of 1.25 multiplied by the dollar limitation in effect under Code section 415(b)(1)(A) for the Participant for that year or

                   (B) the product of 1.4 multiplied by the amount that may be taken into account under Code section 415(b)(1)(B) for that Participant for that year.

              (2) For purposes of this subsection, a Participant's Defined Contribution Plan Fraction for any Limitation Year is a fraction the numerator of which is the sum of his Annual Additions as of the close of the year for that and all other Limitation Years and the denominator of which is the sum of the lesser of the following amounts determined for that year and for each prior year of service with an Employer or Related Entity:

                   (A) the product of 1.25 multiplied by the dollar limitation in effect under Code section 415(c)(1)(A) (determined without regard to (c)(6)) for the Participant for that year or

                   (B) the product of 1.4 multiplied by 25 percent of the
                Participant's Earnings for that year.

          (b) For purposes of applying the limitations of this section, all Defined Benefit Plans (whether or not terminated) of the Employer and its Related Entities are treated as one Defined Benefit Plan, and all Defined Contribution Plans (whether or not terminated) of the Employer and its Related
Entities are treated as one Defined Contribution Plan.   Effective for


                                APPENDIX A-II-2

Limitation Years beginning after March 31, 1984, an individual medical account, as defined in Code section 401(h)(6) and referred to in Code section 415(l)(1), will be treated as a Defined Contribution Plan. Effective for Limitation Years that begin after December 31, 1985, with respect to key employees, as defined in Code section 419A(d)(3), a welfare fund, as defined in Code section 419(e), maintained by an Employer or a Related Entity will be treated as a Defined Contribution Plan. If the Employer has more than one Defined Benefit Plan, the limitations under subsections (a) and (b) as modified by subsection (e) must be applied separately to each Plan, but in applying those limitations to the total of those Defined Benefit Plans for the purposes of this section, the high three years of Earnings taken into account must be the same years.

2.03.     Suspense Account Allocations

          (a) No allocation or other addition to a Participant's Account is permitted under a plan that would result in total Annual Additions under Defined Contribution Plans maintained by the Employer or its Related Entities exceeding the limitation on Annual Additions set forth in Appendix A section 2.01 for the appropriate Limitation Year. To the extent that an allocation or addition pursuant to a plan intended for one Participant's Account cannot be allocated or added to that Account, it is treated as a mistake-of-fact contribution if that is allowed by law, and to the extent that the allocation or addition cannot be so treated without adverse consequences to the Plan, it is allocated or distributed according to subsection (b).

          (b) Each Participant's Annual Additions for Employer-maintained or Related Entity-maintained Qualified Plans are absorbed on a dollar-for-dollar basis by Employer-maintained and Related Entity-maintained Qualified Plans according to the hierarchy determined by the Company.

          (c) Excess Annual Additions must be immediately placed in a Suspense Account, and they offset (reduce) Employer, Related Entity, and Participant contributions in later Limitation Years as they are allocated (and as they are reallocated) to all Participants. To the extent that a Participant's Excess Annual Additions are attributable to his Elective Deferrals, those Elective Deferrals may be returned to the Participant in the Limitation Year in which they are determined to be Excess Annual Additions and will reduce that Participant's Excess Annual Addition. If Elective Deferrals are returned to a Participant pursuant to this Plan section, such Elective Deferrals will be disregarded for purposes of the limitations on such contributions under Code sections 402(g), 401(k)(3) and 401(m)(2). For any Limitation Year in which a


                                 APPENDIX A-II-3

Suspense Account exists according to this section, the Suspense Account is credited with investment gains and losses as if it were a Participant's Account. If a Suspense Account exists according to the provisions of this section when a plan terminates, the Suspense Account must be treated as not part of the plan assets and is returned to the contributor or contributors, pro rata according to their contributions.

          (d) Unless the Plan Administrator has passed a resolution authorizing the adjustment of all benefits in pay status under the Plan with respect to any Plan Year and all prior Plan Years, as a result of changes in the limitations under Code section 415(b) or 415(c), all determinations pursuant to this Plan section and Appendix A section 2.01, shall be made as of the applicable Annuity Starting Date. If the Plan Administrator acts pursuant to this subsection to have subsequent changes in the limitations under Code section 415(b) or 415(c) taken into account with respect to benefits in pay status, such adjustments shall apply to all affected benefits in pay status.

          (e) If the sum of any Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction would exceed the allowances described in Appendix A section 2.01 for any Limitation Year, the Plan Administrator must first freeze or limit the rate of benefit accrual of such Participant under Defined Benefit Plans maintained by the Employer and its Affiliates and next, to the extent required, adjust the amount of current and future Annual Additions to Defined Contribution Plans maintained by the Employer and its Affiliates with respect to such Participant so that the sum of those fractions does not exceed such limitation. Further, in no event may a Participant accrue a benefit under any Defined Benefit Plan or Defined Contribution Plan maintained by the Employer and its Affiliates that would cause the Plan to violate the provisions of this Appendix A Article II.

                                APPENDIX A-II-4

                                   APPENDIX A

                                   ARTICLE III
                                 TOP-HEAVY RULES
                                 ---------------


3.01.     Top-Heavy Years

          The provisions of Appendix A sections 3.06 and 3.07 are effective only for Plan Years in which this Plan is a Top-Heavy Plan according to the determination described in Appendix A section 3.03.

3.02.     Special Top-Heavy Definitions

          The terms used in this article that are defined in Appendix A article I apply only for purposes of this article. Any defined term used in this article not found in Appendix A article I is defined in Plan article I.

3.03.     Top-Heavy Determination

          (a) The determination of whether this Plan is a Top-Heavy Plan for a Plan Year is made according to Interests as of that Plan Year's Determination Date, based on the related Top-Heavy Valuation Date, according to the procedures required in this Appendix section.

          (b) If this Plan is not part of an Aggregation Group, it is a Top-Heavy Plan if, as of the Determination Date, the Interests of all Key Employees in the Plan exceed 60 percent of the combined Interests of all participants in the Plan.

          (c) If this Plan is part of an Aggregation Group, the determination of whether this and each plan in the Aggregation Group is a Top-Heavy Plan is determined according to the procedures required in this subsection, applying each subparagraph in numerical sequence.

              (1) As of each plan's Determination Date, separately determine the Interests of all Key Employees in each plan in the Aggregation Group and the Interests of all participants in each plan in the Aggregation Group.

                                APPENDIX A-III-1

              (2) The Interests of all Key Employees in each plan that is part of the Aggregation Group are added to the Interests of all Key Employees in each other plan in the Aggregation Group. The Interests of all participants in the plans are totaled in the same manner. The Interests are determined as of the plans' Determination Dates that fall within the same calendar year.

              (3) The Aggregation Group is a Top-Heavy Group and this Plan and each other plan that is in this Plan's Required Aggregation Group are Top-Heavy Plans if, after application of paragraph (2), the Interests of all Key Employees in the Aggregation Group exceed 60 percent of the combined Interests of all participants under all plans in the Aggregation Group.

          (d) The Company may create a Permissive Aggregation Group, but a Qualified Plan may not be part of a Permissive Aggregation Group unless all Qualified Plans within the Permissive Aggregation Group continue to meet the requirements of Code sections 401(a)(4) and 410 with each added Qualified Plan taken into account.

          (e) If, at any time during the five-year period ending on the applicable Determination Date, an individual has not performed services for an Employer or Affiliate maintaining this Plan or a plan that is a part of this Plan's Aggregation Group, the Interest of such individual is not taken into account for purposes of this section.

3.04.     Interests Measured

          (a) An individual's Interest in a Defined Contribution Plan is equal to his Account balance for that plan (according to subsection (b) or (c)) for the Determination Date and (to the extent not already included in determining his Account balance) all distributions (excluding amounts attributable to deductible employee contributions) with respect to that individual from the Account during the five-year period ending on the Determination Date.

          (b) For purposes of subsection (a), an individual's Account balance in a Qualified Plan not subject to Code section 412 (that is, a non-pension plan) is his actual Account balance (excluding amounts attributable to deductible

                                APPENDIX A-III-2
employee contributions) on the Top-Heavy Valuation Date and all contributions actually made after the Top-Heavy Valuation Date but on or before the Determination Date. However, for such a Qualified Plan's first Plan Year, the amount determined in the preceding sentence must be added to the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

          (c) For purposes of subsection (a), an individual's Account balance in a Defined Contribution Plan that is subject to Code section 412 (that is, a pension plan) is his actual Account balance (excluding amounts attributable to deductible employee contributions) on the Top-Heavy Valuation Date, all contributions due as of the Determination Date (that is, contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet required to be contributed), and for the Plan Year that contains the Determination Date all amounts actually contributed (or due to be contributed) after the Top-Heavy Valuation Date but before the expiration of the extended payment period in Code section 412(c)(10).

          (d) An individual's Interest in a Defined Benefit Plan is equal to the present value (determined according to subsection (e)) of his Test Accrued Benefit for that Plan as of the Determination Date and (to the extent not already included in determining his Test Accrued Benefit) all distributions from that plan with respect to that individual during the five-year period ending on the Determination Date.

          (e) The computation of the present value of an individual's Test Accrued Benefit is governed by this subsection.

              (1) There are no specific prescribed actuarial assumptions that must be used for determining the present value of a Test Accrued Benefit. The assumptions used must be reasonable and need not relate to the Qualified Plan's actual investment and other experience. The assumptions need not be the same as those used for minimum funding purposes or for purposes of determining the actuarial equivalence of optional benefits under the plan. For purposes of this Plan, if a Qualified Plan does not specify the actuarial assumptions it uses for determining the present value of a Test Accrued Benefit, the assumptions used must be those used in the Qualified Plan for purposes of determining the actuarial equivalence of optional benefits under the plan (or, if no optional benefits are available, those used for minimum funding purposes), except that the interest


                                APPENDIX A-III-3
           assumption must be (as described in Labor Regulation section 2619.26(c)(2)(iv)) the PBGC interest rate for immediate annuities in effect on the Top-Heavy Valuation Date as set forth in Appendix B (as amended) to Part 2619 of 29 C.F.R. If a Qualified Plan specifies the actuarial assumptions it uses for determining the present value of its Test Accrued Benefit, those assumptions govern for purposes of this Plan as to that Qualified Plan's Test Accrued Benefits.

              (2) The present value must be computed using an interest and a post-retirement mortality assumption that are consistent with paragraph (1). Pre-retirement mortality and future increases in costs of living (but not in the maximum dollar amount permitted by Code section 415(d)) may also be assumed. However, assumptions as to future withdrawal or future salary increases may not be used.

              (3) In the case of a Defined Benefit Plan that provides a joint and survivor annuity within the meaning of Code sections 401(a)(11) and 417 as a normal form of benefit, for purposes of determining the present value of the Test Accrued Benefit, the Participant's spouse may be assumed to be the same age as the participant.

              (4) Unless a Defined Benefit Plan provides for a nonproportional subsidy according to subsection (f), the present value must reflect a benefit payable beginning at the Qualified Plan's normal retirement age (or attained age, if later). Benefits not relating to retirement benefits, such as pre-retirement death and disability benefits and post-retirement medical benefits, must not be taken into account. Subsidized early retirement benefits and subsidized benefit options must not be taken into account unless they are nonproportional subsidies according to subsection (f).

              (5) If a Defined Benefit Plan provides for a nonproportional subsidy, the benefit should be assumed to begin at the age at which the benefit is most valuable.

              (6) If two or more Defined Benefit Plans are being tested under Appendix A section 3.03, the actuarial assumptions used for all


                                APPENDIX A-III-4

           Qualified Plans within an Aggregation Group must be the same. If paragraph (1) of this subsection would otherwise cause the preceding sentence to be violated, the Company must select one Qualified Plan's assumptions and use them as adjusted according to the other paragraphs in this subsection.

          (f) For purposes of subsection (e), a subsidy is nonproportional unless the subsidy applies to a group of employees that would independently satisfy the requirements of Code section 410(b).

3.05.     Treatment of Transfers

          (a) The provisions of this section govern the treatment of plan-to-plan transfers for purposes of Appendix A sections 3.02 through 3.04.

          (b) For purposes of this section, each Employer and its Affiliates are treated as the same employer.

          (c) For a plan-to-plan transfer that is both initiated by the employee and made from a Qualified Plan maintained by one employer to a Qualified Plan maintained by another employer,

              (1) the Qualified Plan providing the distribution always counts the distribution as a distribution under Appendix A sections 3.04(a) and (d), and

              (2) the Qualified Plan accepting the transfer does not consider it part of an Interest if the transfer was accepted after December 31, 1983, but it must be considered part of an Interest if the transfer was accepted before December 31, 1983.

          (d) For a plan-to-plan transfer that either is not initiated by the employee or is not made to a Qualified Plan maintained by the same employer, the Qualified Plan providing the transfer does not count the transfer as a distribution under Appendix A sections 3.04(a) and (d), and the Qualified Plan accepting the transfer must count it as part of an Interest, regardless of when the acceptance occurs.


                                APPENDIX A-III-5

3.06.     Minimum Benefits for Top-Heavy Plans

          (a) For any Plan Year in which this Plan is a Top-Heavy Plan, the provisions of this section supersede conflicting Plan provisions regarding contributions, allocations, and accrual of benefits under the Plan.

          (b) For purposes of this section, all Defined Contribution Plans that are part of an Aggregation Group with this Plan are treated as one Defined Contribution Plan, and all Defined Benefit Plans that are part of an Aggregation Group with this Plan are treated as one Defined Benefit Plan. According to the other provisions of this article, the Company may elect to cause the Employers to satisfy the minimum benefit requirements of this section in this Plan, within any one or more of the other Qualified Plans in this Plan's Aggregation Group, or by aggregating amounts from this Plan and one or more of those other Qualified Plans.

          (c) This subsection applies only when this Plan is not part of an Aggregation Group. Each Non-Key Employee with regard to this Plan who is eligible according to Plan article IV for an allocation from contributions that an Employer might make must receive the minimum contribution allocation required by Code section 416(c)(2), as described in subsection (d), if he has not separated from service at the end of the Plan Year. In addition, each Non-Key Employee with regard to this Plan who has not separated from service at the end of the Plan Year and who has otherwise failed to satisfy this Plan's requirements according to Plan article IV to be eligible to receive an allocation (in full or in part) from contributions that an Employer might make (whether the ineligibility relates to insufficient service during the Plan Year, absence of required contributions, or insufficient Earnings) must also receive the Code section 416(c)(2) minimum contribution allocation if he must be considered for this Plan to satisfy the coverage requirements of Code section 410(b) in accordance with Code section 401(a)(5).

          (d) The minimum allocation required by Code section 416(c)(2) from this Plan for a Plan Year is equal to a percentage of the individual's Earnings for the Plan Year. That percentage is not more than three. That percentage otherwise is equal to the percentage equivalent to the highest ratio for the Plan Year for a Key Employee of this Plan of the sum of the Key Employee's allocations from contributions (other than deductible employee contributions) made (or required to be made without regard to waivers granted pursuant to Code section 412(d)) and Forfeitures for the Plan Year divided by that Key Employee's Earnings for the Plan Year.


                                APPENDIX A-III-6

          (e) This subsection applies only when this Plan is part of an Aggregation Group that includes only Defined Contribution Plans. Each Non-Key Employee with regard to a Qualified Plan that is part of this Plan's Aggregation Group who is eligible under the Qualified Plan's provisions (other than the provisions that require Code section 416(c)(2) benefits) for an allocation from contributions that his employer might make must receive the minimum contribution allocation required by Code section 416(c)(2), as described in subsection (f) if he has not separated from service at the end of the Qualified Plan's Plan Year. In addition, each Non-Key Employee with regard to a Qualified Plan that is part of this Plan's Aggregation Group who has not separated from service as of the end of his Qualified Plan's Plan Year and who has otherwise failed to satisfy his Qualified Plan's requirements (other than the provisions that require Code section 416(c)(2) benefits) for an allocation (in full or in part) from contributions that his employer might make (whether the ineligibility relates to insufficient service during the Plan Year, absence of required contributions, or insufficient compensation) must also receive the Code section 416(c)(2) minimum contribution allocation if he must be considered for his Qualified Plan to satisfy the coverage requirements of Code section 410(b) in accordance with Code section 401(a)(5).

          (f) For purposes of subsection (e), the minimum allocation required by Code section 416(c)(2) for a Plan Year is equal to a percentage of the individual's Earnings for the Plan Year. That percentage is not more than three. That percentage otherwise is equal to the percentage equivalent to the highest ratio for the Plan Year for a Key Employee of any Qualified Plan within this Plan's Aggregation Group of the sum of the Key Employee's allocations from contributions (other than deductible employee contributions) made (or required to be made without regard to waivers granted pursuant to Code section 412(d)) and forfeitures for the Plan Year divided by that Key Employee's Earnings. An individual's minimum benefit described in this subsection that is required from this Plan for a Plan Year is equal to the full benefit described in this subsection reduced by the total of all allocations received for the Plan Year from Employer contributions or from forfeitures from the other Defined Contribution Plans in this Plan's Aggregation Group.

          (g) This subsection applies only when this Plan is part of an Aggregation Group that includes a Defined Benefit Plan.

              (1) Each Non-Key Employee with regard to a Defined Contribution Plan that is part of this Plan's Aggregation Group who is eligible


                                APPENDIX A-III-7
           under the Defined Contribution Plan's provisions (other than the provisions that require any Code section 416(c) benefits) for an allocation from contributions that his employer might make qualifies under this paragraph if he has not separated from service at the end of the Defined Contribution Plan's Plan Year. In addition, each Non-Key Employee with regard to a Defined Contribution Plan that is part of this Plan's Aggregation Group who has not separated from service at the end of the Defined Contribution Plan's Plan Year and who has otherwise failed to satisfy the Defined Contribution Plan's requirements (other than the provisions that require any Code section 416(c) benefits) for an allocation (in full or in part) from contributions that his employer might make (whether the ineligibility relates to insufficient service during the Plan Year, absence of required contributions, or insufficient compensation) also qualifies under this paragraph if he must be considered for the Defined Contribution Plan to satisfy the coverage requirements of Code section 410(b) in accordance with Code section 401(a)(5).

              (2) Each Non-Key Employee with regard to a Defined Benefit Plan that is part of this Plan's Aggregation Group who has at least 1,000 Hours of Service credited during the Defined Benefit Plan's Plan Year (or the plan's specified accrual computation period if that is different) or who is credited with equivalent service under Labor Regulation section 2530.2006-3 qualifies under this paragraph. If a Defined Benefit Plan that is part of this Plan's Aggregation Group does not base accruals on accrual computation periods, its Non-Key Employees qualify under this paragraph for all periods of service required to be credited for benefit accrual pursuant to Treasury Regulation section 1.410(a)-7. A Non-Key Employee with regard to a Defined Benefit Plan that is part of this Plan's Aggregation Group does not fail to qualify under this paragraph merely because he was not employed on a specified date; he does not fail to qualify because he is excluded from participation (or because he accrued no benefit) merely because his Earnings are less than a stated amount; and he does not fail to qualify because he is excluded from the Defined Benefit Plan because of a failure to make mandatory employee contributions.

                                APPENDIX A-III-8

              (3) An individual who qualifies only under paragraph (1) must receive the minimum contribution allocation required by Code section 416(c)(2), as described in subsection (h).

              (4) An individual who qualifies only under paragraph (2) must receive the minimum benefit required by Code section 416(c)(1) from the Defined Benefit Plan, from one or more other Defined Benefit Plans within this Aggregation Group, or from among this Aggregation Group's Defined Benefit Plans by applying the authorization described in subsection (b).

              (5) An individual who qualifies under both paragraphs (1) and
           (2) must receive the minimum benefit required by Code section 416(c), as described in subsection (i).

          (h) For purposes of subsection (g), the minimum allocation required by Code section 416(c)(2) for a Plan Year is equal to a percentage of the individual's Earnings for the Plan Year.

              (1) The percentage is three, unless paragraph (3) or (4) applies to the Defined Contribution Plan and yields a lower percentage.

              (2) Paragraph (3) does not apply to a Defined Contribution Plan included in this Plan's Aggregation Group if that plan enables a Defined Benefit Plan included in this Plan's Aggregation Group to meet the requirements of Code section 401(a)(4) or Code section 410.

              (3) The percentage is equal to the percentage (if lower than three) equivalent to the highest ratio for the Plan Year for a Key Employee of any Defined Contribution Plan within this Plan's Aggregation Group of the sum of the Key Employee's allocations from contributions (other than deductible employee contributions) made (or required to be made without regard to waivers granted pursuant to Code section 412(d)) and forfeitures for the Plan Year divided by that Key Employee's Earnings.

              (4) The alternative lower percentage for a Defined Contribution Plan described in paragraph (2) is computed in the same manner as described in paragraph (3) except that the dependent Defined Benefit


                                APPENDIX A-III-9

           Plan's benefits for Key Employees are included in the computation after having been converted to equivalent contributions pursuant to the procedure prescribed in Revenue Ruling 81-202, 1981-2 C.B. 93.

          (i) Any Employer contributions attributable to salary reductions or similar arrangements for Key Employees shall be taken into account in determining a Participant's minimum-benefit entitlement. Qualified Non-Elective Contributions shall be taken into account in determining whether that entitlement of a Non-Key Employee has been satisfied.

          (j) To the extent the minimum allocation otherwise required to be made under this Plan section and Code section 416(c)(2) to Non-Key Employees for such Plan Year cannot be made based on Employer contributions attributable to such Plan Year, Basic Contributions otherwise allocable to Key Employees under Plan section 4.02 shall be reduced pro-rata based on each such Key Employee's Compensation to the total Compensation of all Key Employees for such Plan Year and such amount shall be allocated to Non-Key Employees entitled to share in such contribution on a pro-rata basis based on each such Non-Key Employee's Compensation for such Plan Year to the total Compensation of all such Non-Key Employees for such Plan Year.

3.07.     Aggregate Contribution and Benefit Limitations

          (a) For any Plan Years in which this Plan is a Top-Heavy Plan, the provisions of this section supersede conflicting Plan provisions regarding limitations on contribution and benefits under this Plan.

          (b) If an individual is or was a participant in both a Defined-Benefit-Plan Qualified Plan and a Defined-Contribution-Plan Qualified Plan maintained by an Employer or a Related Entity, the sum of the fraction described in paragraph (1) and the fraction described in paragraph (2) for any Limitation Year may not exceed 1.0.

              (1) For each Participant the fraction's numerator is the projected annual benefit under such Defined Benefit Plans (determined as of the close of the Limitation Year), and the fraction's denominator is the lesser of the denominators in subparagraphs (A) and (B).


                               APPENDIX A-III-10

                   (A) For any Limitation Year beginning with or within a Plan
                Year for which the Plan is a Super Top-Heavy Plan or for which the Plan is a Top-Heavy Plan and does not provide any minimum benefit required by Code section 416(h)(2), the denominator as to any Key Employee is the product of 1.0 multiplied by the dollar limitation in effect under Code section 415(b)(1)(A) for that year (or the current accrued benefit, if larger).

                   (B) The denominator is the product of 1.4 multiplied by the amount that may be taken into account under Code section 415(b)(1)(B) for that Participant for that year.

              (2) For each Participant, the fraction's numerator is the sum of the Annual Additions under such Defined Contribution Plans as of the close of the Limitation Year for that and all prior Limitation Years, and the fraction's denominator is the sum of the lesser of the denominators described in subparagraphs (A) and (B), determined separately for that Limitation Year and for each prior Limitation Year of his service with an Employer or a Related Entity.

                   (A) For any Limitation Year beginning with or within a Plan
                Year for which the Plan is a Super Top-Heavy Plan or for which the Plan is a Top-Heavy Plan and does not provide any minimum benefit required by Code section 416(h)(2), the denominator as to any Key Employee is the product of 1.25 multiplied by the dollar limitation in effect under Code section 415(b)(1)(A) for that year.

                   (B) The denominator is the product of 1.4 multiplied by the amount that may be taken into account under Code section 415(c)(1)(B) for that Participant under such plans for that year.

          (c) Subsection (b) will not apply with respect to this Plan if the requirements of subparagraphs (1) and (2) below are met with respect to the Plan.


                               APPENDIX A-III-11

              (1) The requirements of this subparagraph are met with respect to the Plan (and any plan in this Plan's Required Aggregation Group) if this Plan meets the minimum-benefit requirements of Appendix A section 3.06 applied by substituting "four percent" for "three percent."

              (2) The requirements of this subparagraph are met with respect to the Plan if this Plan would not be a Top-Heavy Plan as determined under Appendix A section 3.03 if "90 percent" were substituted for "60 percent" each place it appear.

          (d) Paragraph 6(B)(i) of Code section 415(e) will be applied by substituting "$41,500" for "$51,875" if the transition rule described in Code section 415(e) is available.


                               APPENDIX A-III-12

                                    EXHIBIT I

                               ADOPTING EMPLOYERS
                               ------------------

                                                       Effective
                                                       ---------

A. T. Massey Coal Company, Inc.                     January 1, 1985

Bandytown Coal Company                               July 17, 1996

Crystal Fuels Company                              December 27, 1993

Eagle Energy Inc.                                    July 15, 1996

Elk Run Coal Company, Inc.                            May 1, 1989

Goals Coal Company                                 October 11, 1994

Green Valley Coal Company                           January 3, 1996

Independence Coal Company, Inc.
  (Salaried and Hourly Employees)

Jack's Branch Coal Company                           May 25, 1994

Long Fork Coal Company
  (Salaried Employees)

Marfork Coal Company                                 July 1, 1994

Martin County Coal Corporation                        May 1, 1989

Massey Coal Services, Inc.                            May 1, 1989

Massey Coal Sales Company, Inc.                       May 1, 1989

Omar Mining Company                                  June 1, 1989

Peerless Eagle Coal Company                           May 1, 1989

Pennsylvania Mine Services, Inc.                      May 1, 1989

Performance Coal Company                            August 22, 1994

Pilgrim Mining Company, Inc.                       September 8, 1993

Rawl Sales & Processing Company                       May 1, 1989


                                  EXHIBIT I-1

Road Fork Development Company, Inc.                  March 1, 1993

Sidney Coal Company, Inc.                           January 1, 1990
  (Salaried and Hourly Nonunion Employees)

Stirrat Coal Company                                October 4, 1993

Stone Mining Company                               February 21, 1994

Sun Coal Company, Inc.

Support Mining Company (name changed from
   Stability Coal Company on April 24, 1995)        April 21, 1994

Sycamore Fuels, Inc.                               December 21, 1989

Tennessee Consolidated Coal Company                   May 1, 1989

Vantage Mining Company                              April 15, 1996

White Buck Coal Company                             January 3, 1996

Williams Mountain Coal Company                     December 7, 1993
  (Salaried Employees)

Wyomac Coal Company, Inc.                             May 1, 1989


                                   EXHIBIT I-2

                                   EXHIBIT II

                               INVESTMENT OPTIONS
                               ------------------


Effective January 1, 1996, the following Investment Funds are available under the Plan:

The Coal Company Money Market Fund is managed by Wachovia Asset Management. This fund is designed to preserve the capital investment, yield a safe return, and maintain liquidity. The fund invests primarily in short-term U.S. government Treasury bills with three-month, six-month, or one-year maturities. The Treasury bills are held to maturity at which time the capital investment is returned to Wachovia and reinvested. The amount of interest earned on T-bills is determined by prevailing short-term interest rates.

The Coal Company Fixed Income Fund is managed by Wachovia Asset Management.
This fund invests in intermediate-term securities of the U.S. government and its agencies, as well as in high-quality corporation bonds. Typically, securities in this fund have maturities in ten three- to seven-year range with a maximum maturity of ten years.

American Balanced Fund is managed by The American Funds Group. This fund is designed to invest for long-term growth and income and to protect the capital investment. This fund invests in stocks of companies with histories of good capital growth and above-average dividends, and in high quality corporate bonds and government bonds.

Fundamental Investors is managed by The American Funds Group. This fund seeks long-term growth of capital and income by investing in stock of companies that have high-quality products and above-average potential for growth in sales, earnings, and dividends over the long term.

AIM Constellation Fund is managed by AIM Investors, Inc. This fund seeks capital appreciation by investing in common stocks, with an emphasis on small and medium-sized emerging growth companies.


                                  EXHIBIT I-3

                            Fifth Amendment to the
             Coal Company Salary Deferral and Profit Sharing Plan
               As Amended and Restated Effective January 1, 1994
             -----------------------------------------------------


     FIRST: Article I is amended, effective February 1, 1998, to add the phrase "or who is a Consulting Employee" between the word "employer" and the semi-colon in the first phrase of Plan section 1.18 and to add the following new subsection
(e) to the end of that Plan section:

          (e) For purposes of this Plan section, the term "Consulting Employee" means an individual who (i) becomes an employee of an Affiliate that is not an Employer, (ii) is engaged in an approved pilot mining or special consulting project in any territory of the United States or overseas, (iii) was a Participant immediately prior to becoming an employee of such Affiliate, and (iv) works for a period of less than one year. The Named Fiduciary's Designee shall have full and complete discretion to determine if an individual satisfies the requirements of this definition of Consulting Employee.


     SECOND: Article I is amended further, effective November 10, 1998, to insert the following new subsection (b) in Plan section 1.32 and to redesignate the remaining subsections accordingly:

          (b) an investment advisor not registered under the Investment Advisors Act of 1940 by reason of paragraph (1) of section 203A(a) of such Act, but which is registered as an investment advisor under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it filed the most recent registration form required to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor;


     THIRD: Article III is amended, effective January 1, 1998, to add the phrase "a specified group of" before the phrase "Unrestricted 401(k) Employees" in Plan section 3.03(a).

     FOURTH: Article VI is amended, effective January 1, 1999, to add the phrase "Effective through December 31, 1998" to the beginning of Plan section 6.03(a) and to insert the following sentence between the first and second sentences thereof:

     Effective January 1, 1999, $3,500 is replaced with $5,000 in the preceding sentence for Participants who terminate on or after January 1, 1999, or former Participants whose vested Account did not exceed $5,000 on January 1, 1999.


     FIFTH: Article VI is amended further, effective January 1, 1999, to add the phrase "Effective through December 31, 1998," to the beginning of Plan section 6.03(g) and to add the following sentence to the end thereof:

     Effective January 1, 1999, $3,500 is replaced with $5,000 in the preceding sentence with respect to Participants who terminate on or after January 1, 1999, and with respect to former Participants so that if such vested Account does not exceed $5,000 on or after January 1, 1999, such Account balance will be distributed in a lump sum as soon as practicable following January 1, 1999.


     SIXTH: Article VI is amended further, effective January 1, 1997, to revise the last sentence of Plan section 6.07(c) to read as follows:

     Notwithstanding the preceding, a Participant (other than a five-percent owner) who attains age 70 1/2 after January 1, 1996, while still an Employee may elect to (i) receive his benefits commencing as early as the April 1 of the calendar year following the calendar year in which he attains age 70 1/2 or (ii) delay receipt of his benefits to no later than his Required Beginning Date.


     SEVENTH: Article VI is amended further, effective January 1, 1997, to add the following phrase to the end of Plan section 6.08(a)(6):

     , or a SIMPLE IRA plan (as defined in Code section 408(p))


     EIGHTH: Article VI is amended further, effective January 1, 1997, to add the phrase "Effective through December 31, 1998," to the beginning of Plan section 6.11(g) and to add the following sentence to the end thereof:

     Effective January 1, 1999, $3,500 is replaced with $5,000 in the preceding sentences for Alternate Payees whose QDRO payment is distributable on or after January 1, 1999.


     NINTH: Article VI is amended further, effective for distributions made on or after January 1, 1999, to insert the phrase "effective for distributions made on or after January 1, 1999, any hardship distribution described in Code section 401(k)(2)(B)(i)(IV); and (viii)" after number (vii) in Plan section 6.13(b)(1).


     TENTH: Article VI is amended further, effective January 1, 1998, to revise Plan section 6.13(d) to read as follows:

          (d) The Plan Administrator shall provide to each Participant who is entitled to make an Eligible Rollover Distribution a notice that describes the Plan's default distribution procedure in the event the Participant fails to make a rollover election and that satisfies Code section 402(f) at least 30 but not more than 90 days before the Participant's Annuity Starting Date. A Participant may affirmatively elect to waive the minimum 30-day period, provided that he receives adequate information describing his right to a 30-day election period. In the event that a Participant fails to make an affirmative election under this Plan section within 30 days of receiving the notice required by this subsection, the Participant shall be deemed to have elected to not have any portion of his Eligible Rollover Distribution paid in a Direct Rollover and the provisions of Plan section 6.03(g) shall apply.


     ELEVENTH:  Article XII is amended, effective August 5, 1997, to revise Plan section 12.03 to read as follows:

          No benefit under the Plan shall in any manner be anticipated, assigned or alienated and any attempt to do so shall be void; provided however, payments shall be made pursuant to (i) a federal tax levy made pursuant to Code section 6331, (ii) a judgment in favor of the United States resulting from an unpaid tax assessment, (iii) a Qualified Domestic Relations Order, or (iv) certain orders or decrees authorizing the settlement of liabilities incurred against the Plan by a Participant as allowed by Code section 401(a)(13).


     TWELFTH: Appendix A is amended, effective January 1, 1998, (i) to add the phrase "Effective through December 31, 1997," to the beginning of the last paragraph of Appendix A, section 1.07, and (ii) to insert the following sentence between the second and third sentences of the first paragraph of Appendix A section 1.07:

     Effective for Plan Years beginning on or after January 1, 1998, Earnings includes (i) any elective deferral (as defined in Code section 402(g)(3)) and (ii) any amount that is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code sections 125 or 457.

     THIRTEENTH: Appendix A is amended further, effective January 1, 2000, to add the following subsection to the end of Appendix A section 2.02:

          (c) This Appendix A section does not apply to Limitation Years beginning on and after January 1, 2000.

                             Sixth Amendment to the
              Coal Company Salary Deferral and Profit Sharing Plan
                As Amended and Restated Effective January 1, 1994
             Including Amendments Adopted Through September 1, 1994
             ------------------------------------------------------

     FIRST, Article I is amended, effective July 1, 2001, to add the following section and to renumber the subsequent sections accordingly:

     1.10. Common Stock means the Common Stock $0.625 par value, of the Massey Energy Company, of which the Company is a wholly-owned subsidiary.

     SECOND, Article VI is amended, effective July 1, 2001, to amend section
6.02 to eliminate the term "cash" from the sentence contained therein.

     THIRD,  Article VI is further amended, effective July 1, 2001, to amend section 6.03, subsection (f), to eliminate the term "cash" from the sentence contained therein.

     FOURTH, Article VI further amended, effective July 1, 2001, to add the following subsection (e) to Plan section 6.04:

          (e) Medium of Payment. Payments under this Plan section will be made in cash or, to the extent that a Participant's Account is invested in the Massey Stock Fund, the Participant may designate that his investment in the Massey Stock Fund be distributed, in whole shares of Common Stock of Massey Energy Company and in cash with respect to any fractional share; provided, however, if the Participant's total investment in the Massey Stock Fund is 25 shares of Common Stock or less, such distribution shall be made in cash.

     FIFTH, Article VI is further amended, effective July 1, 2001, to amend section 6.11, subsection (e), to eliminate the term "cash" from the last sentence contained therein.

     SIXTH, Article VII is amended, effective July 1, 2001, to amend section 7.02, subsection (b), to eliminate the term "cash" from subsections (b)(1) and
(b)(2).

     SEVENTH, Article VIII is amended, effective July 1, 2001, to add the following subsection (d) to section 8.02:

          (d) Massey Stock Fund. A Participant's election to invest in the Massey Stock Fund will be governed by the terms and conditions set forth in Plan section 8.04 below.

     EIGHTH, Article VIII is further amended, effective July 1, 2001, to add the following new Plan section 8.04.

8.04  Investments In The Massey Stock Fund

          (a) Effective Date. Effective July 1, 2001, subject to the restrictions and procedures set forth in this Plan section, Participants elect to invest their Accounts under the Plan in the Massey Stock Fund.

          (b) Fund Composition. The Massey Stock Fund is a pool of assets maintained by the Trustee which is invested primarily in Common Stock. The Trustee will purchase Common Stock at fair market value in the open market, in private transactions, or from authorized but unissued shares. The Trustee may maintain part of the Massey Stock Fund in cash or in short-term instruments readily convertible into cash pending investment in the Massey Stock Fund.

          (c) Restrictions on Future Investment Contributions and Investment Crossovers. A Participant's investment election for future contributions of Pre-Tax Contributions, Matching Contributions and Qualified Non-Elective Contributions and Qualified Matching Contributions, if any, in the Massey Stock Fund is limited to no more than 50% of the amount of such future contributions. A Participant who elects to make a trustee election with respect to the investment of his existing Account balance may elect to invest no more than 50% of his existing Account balance in the Massey Stock Fund.

          (d) Allocation of Common Stock. Shares of Common Stock purchased by the Trustee for investment in the Massey Stock Fund since the preceding Valuation Date shall be allocated to each Participant's Account on the basis of the ratio of the cash balance of each such Account as of the Valuation Date to the total cash balances in all such Accounts at such time. Concurrent with the allocation of such purchased shares, the cash balance in each Account will be correspondingly reduced based on the average purchase price paid by the Trustee for such shares.

             Shares acquired by dividends, stock splits or other such divisions shall be allocated to the Participant's Account on the basis of the ratio of the number of shares of Common Stock in each such Account as of the Valuation Date coincident with or preceding the date of record of such dividend, split, or other division, to the total number of shares of Common Stock in all separate Accounts at such time.

             The Trustee may, in its sole discretion, maintain in cash such part of the assets of the Massey Stock Fund as it deems necessary. The Trustee shall retain such records as may be necessary to reflect discretionary Matching Contributions, Qualified Non-Elective Matching Contributions and Qualified Matching Contributions invested in the Massey Stock Fund, if any, and the applicable earnings thereon in order to allow it to comply with applicable financial accounting requirements with regard thereto.

          (e) Investment of Income. Dividends on Common Stock and earnings on temporary investments of cash shall be invested in the Massey Stock Fund.

          (f) Tender or Exchange Rights. Each Participant may, to the extent of the number of shares of Common Stock he maintains in his Account as of the Valuation Date coincident with or next preceding the record date, direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares. The Trustee shall respond in accordance with the instructions so received. The Trustee shall distribute or cause to be distributed to each Participant such information as will be distributed to Massey Energy Company stockholders in connection with any such tender or exchange offer, together with a form requesting the Participant's confidential instructions on whether or not such shares will be tendered or exchanged. If the Trustee shall not receive timely direction from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares for which the Participant has the right of direction.

             In the event of a tender or exchange offer for Common Stock, shares of such Common Stock held by the Trustee attributable of a Participant but not yet credited to his Account as of the Valuation Date coincident with or next preceding the record date shall be tendered or exchanged by the Trustee proportionally in the same manner as are shares tendered or exchanged with respect to which Participants have the right of direction.

             Cash proceeds received in a tender or exchange of shares of Common Stock held in the Massey Stock Fund pursuant to this section shall be invested in the Coal Company Money Market Fund. Non-cash proceeds received in a tender or exchange pursuant to this section will continue to be invested in the securities or other property received in the tender or exchange.

          (g) Voting Rights. All voting rights with respect to securities in the respective investments shall be exercised by the Trustee or by such proxies as the Trustee may select; provided that when and to the extent voting rights may be exercised by holders of the Common Stock, the Company will cause to be mailed to each Participant who has a portion of his account invested in the Massey Stock Fund copies of the same proxy material as is sent to the stockholders of Massey Energy Company, with the request that the Participant give voting instructions to the Trustee with respect to the number of shares of Common Stock in his Account as of the Valuation Date coincident with or next preceding the record date of such stockholder meeting. When instructions are received, the Trustee shall vote such shares in accordance therewith. In the absence of receipt of such instructions, the Trustee shall have no obligation to vote such shares except to the extent the failure to vote the shares would be inconsistent with the Trustee's fiduciary duty under ERISA. Except as provided in the paragraph above entitled "Tender and Exchange Rights," all other rights of legal ownership with respect to securities in the respective investments shall be exercised by the Trustee.